UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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	Soliciting Material under § 240.14a-12

RAPTOR PHARMACEUTICAL CORP.
(Name of the Registrant as Specified in Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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5 Hamilton Landing
Suite 160
Novato, California 94949
(415) 382-8111
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2013
Dear Stockholders of Raptor Pharmaceutical Corp.:

On behalf of the Board of Directors of Raptor Pharmaceutical Corp., a Delaware corporation, we are pleased to deliver the accompanying proxy statement for our annual meeting of stockholders to be held at 8:00 a.m., local time, on July 23, 2013 at our corporate offices at 5 Hamilton Landing, Suite 160, Novato, California 94949, for the following purposes:

1. To elect eight directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2. Advisory vote to approve the compensation of the Company's Named Executive Officers, as disclosed in the proxy statement accompanying this notice of annual meeting of stockholders.

3. To ratify the appointment by the Audit Committee of our Board of Directors of Burr Pilger Mayer, Inc. as Raptor's independent registered public accounting firm for the year ending December 31, 2013.

4.  To approve the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, to increase the share reserve available for issuance under the plan by 3,000,000 shares, as well as approve other material amendments relating to the administration of the 2010 Stock Incentive Plan, which are more fully described in the proxy statement accompanying this notice of annual meeting of stockholders.

5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
The foregoing matters are described more fully in the accompanying proxy statement.  Our Board of Directors has fixed May 31, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting.
This year, we are pleased to take advantage of the U.S. Securities and Exchange Commission, or the SEC, rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing a notice of Internet availability of proxy materials, instead of a paper copy of our proxy materials, to our stockholders of record entitled to vote at our annual meeting.  The notice of Internet availability of proxy materials contains instructions on how to access those documents over the Internet and also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2012 Annual Report on Form 10-K and our 2012 Transition Annual Report on Form 10-KT, and a form of proxy card. Certain stockholders also will receive a full set of the proxy materials by mail. The notice of Internet availability of proxy materials is expected to be mailed to stockholders of record entitled to vote at our annual meeting on or about June 10, 2013.  The full set of proxy materials is expected to be mailed on or about June 10, 2013 to certain stockholders of record entitled to vote at our annual meeting.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT CAREFULLY.  EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, FOR THOSE STOCKHOLDERS WHO RECEIVED A PRINTED VERSION OF THE PROXY MATERIALS BY MAIL, WE REQUEST THAT YOU COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. AS INSTRUCTED ON THE PROXY CARD, THE ENVELOPE REQUIRES NO POSTAGE

IF MAILED IN THE UNITED STATES. FOR THOSE STOCKHOLDERS WHO DID NOT RECEIVE A PRINTED VERSION OF THE PROXY MATERIALS BY MAIL, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET OR TO REQUEST A PAPER COPY OF THE PROXY MATERIALS, AND ON HOW TO VOTE. ALL STOCKHOLDERS MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN A PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING (AND VOTES CAST AT THE ANNUAL MEETING WILL SUPERSEDE VOTES PREVIOUSLY SUBMITTED BY YOU), BUT IT WILL HELP TO ENSURE A QUORUM AND AVOID ADDED COSTS.

By Order of the Board of Directors,

/s/   Christopher M. Starr, Ph.D.
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director
Novato, California
June 7, 2013

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on July 23, 2013.

Our proxy statement and annual report to security holders are available at www.proxyvote.com or you may access these materials on our website at http://ir.raptorpharma.com/financials.cfm.

TABLE OF CONTENTS
GENERAL INFORMATION	1
Purpose of the Meeting	2
Record Date; Outstanding Shares	2
Voting	2
Quorum; Required Vote; Abstentions; Broker Non-Votes	5
Expenses	6
How to Obtain Directions to Location of Our Annual Meeting of Stockholders	6
Internet Availability of Proxy Materials	6
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
Information about the Nominees	8
Directors	8
Required Vote	8
Business Experience and Directorships	9
Meetings and Committees of the Board of Directors	11
Board Leadership Structure and Role in Risk Oversight	11
Independence of Our Board of Directors	11
Transition Period 2012 Committees of Our Board of Directors	12
Audit Committee	12
Compensation Committee	13
Corporate Governance and Nominating Committee	14
Director Compensation	15
Code of Ethics	16
PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	17
Required Vote	17
PROPOSAL NO. 3: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	18
Required Vote	19
PROPOSAL NO. 4: APPROVAL OF THE PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN	20
Required Vote	25
MANAGEMENT	26
Executive Officers	26
Relationships Among Executive Officers and Directors	27
Named Executive Officer Compensation	27
Compensation Discussion and Analysis	27
Compensation Committee Interlocks and Insider Participation	56
COMPENSATION COMMITTEE REPORT	56
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	57
Transactions with Related Persons	57
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	58
REPORT OF OUR AUDIT COMMITTEE	59
OTHER MATTERS	60
Section 16(a) Beneficial Ownership Reporting Compliance	60
Information on Our Website	60
Trademark Notice	60
Stockholder Proposals	61
Communication with our Board of Directors	61
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address	61
i

RAPTOR PHARMACEUTICAL CORP.
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 23, 2013
GENERAL INFORMATION
This proxy statement is being furnished to holders of common stock, par value $0.001 per share, of Raptor Pharmaceutical Corp., a Delaware corporation (unless the context otherwise requires, references herein to "Raptor," "the Company," "we," "us" and "our" refer to Raptor Pharmaceutical Corp., together with its subsidiaries), in connection with the solicitation of proxies by our Board of Directors for use at our 2013 annual meeting of stockholders to be held on July 23, 2013, at 8:00 a.m. local time at our corporate offices located at 5 Hamilton Landing, Suite 160, Novato, California 94949, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice to stockholders. The specific proposals are described in more detail in this proxy statement. This proxy statement, the notice to stockholders, the accompanying form of proxy card and our annual report to stockholders will be made available on or about June 10, 2013 to stockholders of record as of the close of business on May 31, 2013, the record date for the annual meeting.
By properly completing and returning your proxy card, you will appoint Christopher M. Starr, Ph.D., and Georgia Erbez as your proxies at the annual meeting. Your proxies will vote your shares as you instruct, whether or not you attend the meeting. If you sign and return your proxy card but fail to instruct how to vote your shares, Dr. Starr or Ms. Erbez will vote your shares "FOR" the slate of directors nominated by our Board of Directors unless the authority to vote for the election of any such nominee is withheld, and if no contrary instructions are given, "FOR" the advisory approval of the compensation of the Company's Named Executive Officers,  "FOR" the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2013 and "FOR" the approval of the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan. We recommend that you vote by proxy in advance of the annual meeting.
The Board of Directors does not know of any matters to be presented at the annual meeting other than those listed on the notice to stockholders and described in this proxy statement. If another matter is properly brought before the meeting or any adjournment or postponement thereof, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.
The Board of Directors encourages you to attend the annual meeting in person. If you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by
(i)	giving written notice of revocation to our Corporate Secretary,
(ii)	submitting a signed proxy card bearing a date later than the date of the prior proxy card,
(iii)	voting again via the Internet or by telephone or
(iv)	attending the annual meeting and voting in person.
Attendance at the annual meeting will not, in itself, constitute revocation of your proxy.
Our principal executive offices are located at 5 Hamilton Landing, Suite 160, Novato, California 94949 and our telephone number is (1-415) 382-8111 or toll free in the U.S. and Canada only (1-877) RAPTOR9 (1-877-727-8679).

Purpose of the Meeting
At our 2013 annual meeting, stockholders will be asked to consider and vote upon the following matters:
1.
Proposal No. 1 – to elect eight directors named herein to our Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;

2.	Proposal No. 2 – advisory vote to approve the compensation of the Company's Named Executive Officers;
3.
Proposal No. 3 –  to ratify the appointment by the Audit Committee of our Board of Directors of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2013;

4.
Proposal No. 4 – to approve the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan to increase the share reserve available for issuance under the plan by 3,000,000 shares, as well as approve other material amendments relating to the administration of the 2010 Stock Incentive Plan; and

5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Record Date; Outstanding Shares
Who is entitled to vote?
Only stockholders of record at the close of business on May 31, 2013 are entitled to notice of and to vote at the annual meeting and any adjournment thereof.  Such stockholders are entitled to cast one vote, in person or by proxy, for each share of common stock outstanding in his, her or its name on the books of the Company as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting.  The authorized capital stock of the Company consists of:
(i)
One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 per share, of the Company, of which 56,754,823 shares were issued and outstanding as of the close of business on May 31, 2013, and

(ii)	Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share, of the Company, none of which were issued and outstanding as of the close of business on the record date.
For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see the section of this proxy statement titled "Security Ownership of Certain Beneficial Owners, Directors and Management."
Voting
Stockholders have three options for submitting their votes prior to the annual meeting: (1) via the Internet, (2) by telephone or (3) by mail. If you have Internet access, the Company encourages you to record your vote on the Internet.  It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.
How do I vote if I am a registered stockholder?
You may vote by mail.  If you are a registered stockholder (that is, if you hold your shares of common stock directly and not in street name) and you have received a printed version of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope. Your shares will then be voted at the annual meeting in accordance with your instructions.
You may vote via the Internet.  Go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the notice of Internet availability of proxy materials, or if you have received a printed version of the proxy materials by mail, follow the instructions for Internet voting shown on the proxy card.
You may vote by telephone.  Call 1-800-690-6903 (toll free in the U.S. and Canada only) from a touch tone telephone and follow the instructions.

You may vote in person at the annual meeting. If you are a registered stockholder and attend the annual meeting (please bring a valid, government-issued photo identification, such as a driver's license or a passport to authenticate your identity and for entrance to the annual meeting), you may deliver your completed proxy card in person.  If you attend the annual meeting, you may also submit your vote in person, and any previous votes that were submitted by you will be superseded by the vote that you cast at the annual meeting.
Am I entitled to vote if my shares are held in "street name"?
Yes, if a bank or brokerage firm holds your shares of common stock in "street name" for you, you are considered the "beneficial owner" of such shares. If your shares are held in "street name," these proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card.  As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.  Brokers holding shares of common stock in "street name" who are members of a stock exchange are required by the rules of the exchange to transmit this proxy statement to the beneficial owner of the shares of common stock and to solicit voting instructions with respect to the matters submitted to the stockholders.
How do I vote if I hold my shares in "street name"?
If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization (rather than from the Company).  In addition to providing you with instructions for voting by mail, your broker, bank, or other agent may permit you to vote your shares electronically, by telephone, or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders' identities, allow stockholders to vote their shares and confirm that stockholders' votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that the Company is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.
What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in "street name," to my bank, brokerage firm, or other agent?
All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.
If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted: "FOR" the election of the director nominees unless the authority to vote for the election of any such nominee is withheld, if no contrary instructions are given; "FOR" the advisory vote to approve  the compensation of the Company's Named Executive Officers; "FOR" the ratification of the appointment of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2013; and "FOR" the approval of  the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment, and authority to do so is included in the proxy.
If you do not give instructions to your bank, brokerage firm, or other agent, by the date specified in the statement accompanying such material, it will nevertheless be entitled to vote your shares of common stock in its discretion on "routine matters" and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters.  The ratification of independent public accountants is generally a routine matter; whereas the election of directors, actions with respect to stockholder advisory votes on executive compensation and the amendment to our 2010 Stock Incentive Plan are not considered routine matters.  Absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters, which are referred to as "broker non-votes," including any non-routine matters properly brought before the annual meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Who can attend the annual meeting?
Only stockholders eligible to vote or their authorized representatives will be admitted to the annual meeting. If you plan on voting at the annual meeting, you must bring a valid, government-issued photo identification, such as a driver's license or a passport, to authenticate your identity.
May I attend the annual meeting if I hold my shares in "street name"?
As the beneficial owner of shares, you are invited to attend the annual meeting. If your shares are held in "street name" (i.e., you are not a registered holder) and you wish to attend the annual meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid, government-issued photo identification, such as a driver's license or a passport, to authenticate your identity.
Can I change my vote after I submit my proxy card?
Yes, you may revoke your proxy given pursuant to this solicitation and change your vote any time before your shares are voted at the annual meeting:
•
if you are a registered stockholder, by filing a written notice of revocation bearing a later date than the previously submitted proxy card with our Corporate Secretary before the taking of the vote at the annual meeting;

•
by duly executing and submitting a later dated, properly completed proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the annual meeting;

•	by voting again via the Internet or by telephone before the taking of the vote at the annual meeting; or
•	by attending the annual meeting and voting in person (attendance at the annual meeting will not in and of itself constitute a revocation of a proxy).
Any written notice of revocation or subsequently submitted proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequently submitted proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to Raptor Pharmaceutical Corp., 5 Hamilton Landing, Suite 160, Novato, California 94949, Attention: Corporate Secretary.  Stockholders whose shares are held in "street name" should consult with their broker or nominee concerning the method for revoking their proxies.
Who will count the votes?
Broadridge will tabulate and certify the votes. Our Corporate Secretary will serve as the inspector of election at the annual meeting.
How does the Board of Directors recommend that I vote on the proposals?
Our Board of Directors recommends that you vote "FOR" each of the eight nominees for director in Proposal 1 and "FOR" Proposals 2, 3 and 4, as these proposals are further described in this proxy statement.
Will any other business be conducted at the meeting?
We do not currently anticipate that any other matters will be raised at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his or her best judgment if you so authorize.

Quorum; Required Vote; Abstentions; Broker Non-Votes
How many shares must be present to hold the meeting?
Holders of one-third of the outstanding shares of common stock issued and outstanding as of the record date, or 56,754,823 shares, and entitled to vote at the annual meeting, present either in person or by proxy, constitutes a quorum and must be present at the annual meeting in order for the transaction of business. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet.
Under the General Corporation Law of the State of Delaware, a vote withheld, an abstaining vote and a broker "non-vote" are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
What if a quorum is not present at the meeting?
If the shares of common stock present or represented at the annual meeting do not constitute the required quorum, the holders of a majority of the shares entitled to vote at the annual meeting who are present in person or represented by proxy may adjourn the annual meeting until a quorum is present or represented. The time and place of the adjourned annual meeting will be announced at the time the adjournment is taken, and no other notice may be given.
How many votes are required to elect the director nominees (Proposal 1)?
The affirmative vote of a plurality of the votes cast is required to elect the eight nominees as directors. This means that the eight nominees will be elected if they receive more affirmative votes than any other person. If you vote "WITHHELD" with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.
What happens if a nominee is unable to stand for election?
If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.
How many votes are required for the advisory approval of the compensation of the Company's Named Executive Officers (Proposal 2)?
The affirmative vote of a majority of voting power of the shares present in person or represented by proxy at our annual meeting is required for the advisory approval of the compensation of the Company's Named Executive Officers.
How many votes are required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 3)?
The affirmative vote of a majority of voting power of the shares present in person or represented by proxy at our annual meeting is required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2013.
How many votes are required to approve the adoption of the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (Proposal 4)?
The affirmative vote of a majority of voting power of the shares present in person or represented by proxy at our annual meeting is required to approve the adoption of the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.

How will abstentions and broker non-votes be treated?
An abstention will be treated as shares present for the purpose of determining the presence of a quorum and has the same effect as a vote against Proposals 2, 3 and 4.  Shares voting "abstain" have no effect on the election of directors (Proposal 1).  Broker "non-votes" will be treated as shares present for determining the presence of a quorum but have no effect and will not be counted towards the vote total for any proposal.  See explanation under "What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in "street name," to my bank, brokerage firm, or other agent?" on page 4 of this proxy statement for more information on the impact of broker non-votes on each of the proposals.
Expenses
The Company is making this solicitation and will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our directors, officers and other regular employees in person or by telephone, facsimile and e-mail. No additional compensation will be paid to directors, officers or other regular employees for such services.
In order to assure a quorum for the annual meeting, the Company has retained Georgeson Inc. to assist in the solicitation of proxies.  Georgeson will be paid a fee of $9,500 for their services plus reasonable out-of-pocket expenses.  Without a quorum of holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date of May 31, 2013 and entitled to vote at the annual meeting, the Company will incur additional costs in adjourning and postponing the annual meeting until such quorum is met.  Such additional costs include additional printing and mailing of new proxy materials, which could result in substantial additional costs to the Company.
How to Obtain Directions to the Location of Our Annual Meeting of Stockholders
Our annual meeting is being held at the time and place set forth above under the heading "General Information."  If you would like to attend the annual meeting to vote your shares in person, you can obtain directions to the annual meeting on our website www.raptorpharma.com under the heading "About Raptor - Contact."
Internet Availability of Proxy Materials
Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?
We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to certain of our stockholders of record and beneficial owners a notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of Internet availability of proxy materials. We will mail the notice of Internet availability of proxy materials on or about June 6, 2013.
Why didn't I receive a notice regarding the Internet availability of the proxy materials?
We will mail a paper copy of the proxy materials to certain stockholders on or about June 10, 2013.
What does it mean if I receive more than one notice of Internet availability of proxy materials or package of proxy materials?
If you received more than one notice of Internet availability of proxy materials or more than one package of proxy materials, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction cards that you receive with each notice of internet availability of proxy materials or package of proxy materials to ensure that all of your shares are voted.
How can I get electronic access to the proxy materials?
You can view the proxy materials on the Internet at the website referred to in your notice of Internet availability of proxy materials. The notice of annual meeting of stockholders, this proxy statement, the proxy card and our annual report to stockholders are available at www.proxyvote.com.  These materials are also available on our website at http://ir.raptorpharma.com/financials.cfm under "SEC Filings."

How may I obtain a paper copy of the proxy materials?
If you received a notice regarding the Internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will mail a paper copy of the proxy materials to all stockholders to whom we do not send a notice of Internet availability of the proxy materials.
Change in Fiscal Year End

On December 4, 2012, our Board of Directors approved a change to our fiscal year end from August 31 to December 31.  The change became effective at the end of the four months ended December 31, 2012.  All references to "fiscal years" or "years" prior to this change refer to the twelve-month fiscal period covering September 1 through August 31, and each year after December 31, 2012, the fiscal year covers January 1 through December 31.  We have included certain information in this proxy related to, among other things, the compensation of our directors and Named Executive Officers for both our prior fiscal year ended August 31, 2012, as well as the four month transition period ended December 31, 2012.  In the future, the information we include in our proxy statement, including, but not limited to, the compensation related information for our directors and Named Executive Officers, will generally be based on our new fiscal year period covering January 1 through December 31.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS
Information about the Nominees
Your vote is requested in favor of eight directors named herein to our Board of Directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company and each of their terms expires at this annual meeting.
Our bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, but may not be less than one. Our Board of Directors currently consists of eight persons.
Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies named in the proxy card will vote for a nominee designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxies named in the proxy card will vote all of the shares for which they hold proxies "FOR" the nominees named below.
Directors
The following table sets forth the name, age and position of each of our directors as of the date of this proxy statement.
Name	Age	Position(s) Held with the Company
Raymond W. Anderson (2)(3)	71	Director
Suzanne L. Bruhn, Ph.D. (1)(3)	49	Director
Richard L. Franklin, M.D., Ph.D. (1)(2)	67	Director
Llew Keltner, M.D., Ph.D. (1)(2)	63	Director
Erich Sager	55	Chairman of the Board of Directors
Vijay B. Samant (1)(3)	60	Director
Christopher M. Starr, Ph.D.	60	Chief Executive Officer and Director
Timothy P. Walbert (2)(3)	46	Director

(1)	Member of the Corporate Governance and Nominating Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

Each of the nominees listed above is currently a director of Raptor and has been elected or appointed to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.
Required Vote
The affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at our annual meeting is required for the election of the eight nominees to our Board of Directors. This means that each of the eight nominees will be elected if they receive more affirmative votes than any other person.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

Business Experience and Directorships

The following describes the background of our directors.

Raymond W. (Bill) Anderson.  Mr. Anderson has served as a director of Raptor Pharmaceutical Corp. since September 2009 and as a director of Raptor Pharmaceuticals Corp. (which merged into our Company in 2011), or RPC, since May 2006.  Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc. (a wholly-owned subsidiary of Valeant Pharmaceuticals International since December 31, 2008) from July 2003 until he retired in June 2010.  He had been its Managing Director since January 2009 and was previously its Chief Financial Officer and Vice President, Finance and Administration. Mr. Anderson has more than 30 years of biopharmaceutical/medical technology sector experience, primarily focused in financial management.  Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private medical technology company.  Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin from June 1998 to January 2002.  Prior to June 1998, Mr. Anderson held similar executive-level positions with other biopharmaceutical companies, including Syntex, Chiron, Glycomed and Fusion Medical Technologies.  Mr. Anderson also served as an officer in the U.S. Army Corps of Engineers, as a strategic planner and operational profit and loss manager in General Electric and as a finance manager at Memorex.  Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in Administration from George Washington University and a B.S. in Engineering from the United States Military Academy.  We nominated Mr. Anderson to the Board of Directors primarily due to his 30 years of healthcare experience in the areas of operations and finance.

Suzanne L. Bruhn, Ph.D.  Dr. Bruhn has served as a director of Raptor Pharmaceutical Corp. since April 2011 and is currently President and Chief Executive Officer of Promedior, Inc., a privately held, clinical stage biotechnology company focused on the development of targeted therapeutics to treat diseases involving fibrosis.  Immediately prior to her appointment as the chief executive officer of Promedior, Inc., Dr. Bruhn spent 13 years at Shire Human Genetic Therapies (HGT), a division of Shire (NASDAQ: SHPGY) (LSE: SHP), specializing in the development and commercialization of treatments for orphan diseases, most recently as Senior Vice President, Strategic Planning and Program Management. At Shire HGT, Dr. Bruhn was responsible for establishing the program management function, driving strategic planning and portfolio management, and for global regulatory affairs. Dr. Bruhn played a key role in the development, registration, and global expansion of Shire's products REPLAGAL ® , ELAPRASE ® and VPRIV ® , as well as Shire HGT's portfolio expansion through acquisitions, including FIRAZYR®. Prior to Shire HGT, Dr. Bruhn held various positions at Cytotherapeutics, Inc., a biotechnology company. Dr. Bruhn holds a Ph.D. in Chemistry from Massachusetts Institute of Technology and was a Postdoctoral Fellow in the Department of Human Genetics at Harvard Medical School. We nominated Dr. Bruhn to the Board of Directors due to her extensive healthcare experience in the orphan disease arena.

 Richard L. Franklin, M.D., Ph.D.  Dr. Franklin has served as a director of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC since July 2008.  Dr. Franklin served as Chairman of the board of directors of SyntheMed, Inc., a biomaterials company engaged in the development and commercialization of medical devices, from June 2003 to September 2011 and as a director of SyntheMed, Inc., from December 2000 to September 2011. Dr. Franklin has served as the Chief Executive Officer and Director of Tarix Pharmaceuticals, a drug development company, since 2004 and as Chairman of Pathfinder, LLC, a regenerative medicine company, since 2009. Pathfinder, LLC and SyntheMed merged in September 2011, at which point the combined companies were renamed Pathfinder Cell Therapy, Inc., and Dr. Franklin became the Chief Executive Officer and a director.  Dr. Franklin received an M.A. in Mathematics from University of Wisconsin, a Ph.D. in Mathematics from Brandeis University and an M.D. from Boston University School of Medicine.  We nominated Dr. Franklin to the Board of Directors due to his experience as a CEO and chairman of various healthcare companies.

Llew Keltner, M.D., Ph.D.  Dr. Keltner has served as a director of Raptor Pharmaceutical Corp. since September 2009. Since May 2011, Dr. Keltner has been the Chief Executive Officer of AgonOx, a biotechnology company developing OX40 agonists for use in cancer therapy.  Dr. Keltner was the President of Novici Biotech, a privately-held gene and protein optimization firm, from 2010 to 2011. He is also Chief Executive Officer of EPISTAT, an international healthcare technology transfer, corporate risk management and healthcare strategy company that he founded in 1972. Dr. Keltner was Chief Executive Officer and President of Light Sciences Oncology, a privately-held biotechnology company developing a late stage, light-activated therapy for hepatocellular cancer and other solid tumors from 2001 to 2010. From 1997 to 2004, Dr. Keltner was Chief Executive Officer of Metastat, a development-stage biotechnology company focused on cancer metastasis.  Dr. Keltner holds positions on the boards of Infostat, Oregon Life Sciences, and Goodwell Technologies. He is a previous director on the boards of Light Sciences Corporation, Vital Choice, Thesis Technologies, Oread Companies, and MannKind Corporation.  He has also been a scientific advisory board member at Lifetime Corporation, ASB Meditest, Oread Laboratories, Hall-Kimbrell, and aai Pharma. He is currently a member of the American Society of Clinical Oncology, American Medical Association, International Association of Tumor Marker Oncology, American Association of Clinical Chemistry, and Drug Information Association.  Dr. Keltner received an M.S. in Epidemiology and Biostatistics, a Ph.D. in Biomedical Informatics and an M.D. from Case Western Reserve University in Cleveland, Ohio.  Dr. Keltner has also authored several research publications.  We nominated Dr. Keltner to the Board of Directors due to his practical experience as a current chief executive officer of a life sciences company and due to his medical knowledge and network within the biotechnology industry.

Erich Sager.  Mr. Sager has served as Chairman of the Board of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC since its inception in May 2006 until its merger with us in December 2011. He was a founding partner of Limetree Capital SA, a Swiss-based investment banking boutique, where he served as Chairman from 2006 to 2011.  Mr. Sager also serves as Chairman and member of the board of directors at Calltrade Carrier Services AG, a European wholesale phone operator, and has held such position since 2004. He is also a current board member of Zecotek Medical Systems Inc. and Pulse Capital Corp. Mr. Sager served on the board of directors of BioMarin from November 1997 to March 2006 and as Chairman of LaMont Asset Management SA, a private investment management firm, from September 1996 until August 2004. Mr. Sager has held the position of Senior Vice President, Head of the Private Banking for Dresdner Bank (Switzerland) Ltd., Vice President, Private Banking, Head of the German Desk for Deutsche Bank (Switzerland) Ltd., and various positions at banks in Switzerland. Mr. Sager received a business degree from the School of Economics and Business Administration, Zurich, Switzerland.  We nominated Mr. Sager to the Board of Directors due to his knowledge of healthcare fundraising in Europe, as well as his experience while at BioMarin.

Vijay B. Samant.  Mr. Samant has served as a director of Raptor Pharmaceutical Corp. since April 2011 and is President and Chief Executive Officer of Vical Inc. (NASDAQ: VICL), a leader in the development of DNA vaccines for infectious diseases and cancer therapeutics. Prior to Vical, Mr. Samant spent more than 20 years in diverse U.S. and international sales, marketing, operations, and business development positions with Merck & Company, Inc. (NYSE: MRK), including Chief Operating Officer of the Merck Vaccine Division, and Vice President of Vaccine Operations, Vice President of Business Affairs, and Executive Director of Materials Management, all in the Merck Manufacturing Division. Mr. Samant has also been: a member of the Board of Trustees for the International Vaccine Institute (IVI, Seoul, Korea) from 2008 to 2012; a member of the Board of Trustees for the National Foundation for Infectious Diseases (NFID, Bethesda, MD) from 2003 to 2012; and a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010. Mr. Samant holds an S.M. from the Sloan School of Management at the Massachusetts Institute of Technology, as well as an M.S. in Chemical Engineering from Columbia University, and a B.S. in Chemical Engineering from the University of Bombay,   University Department of Chemical Technology.  We nominated Mr. Samant to the Board of Directors due to his experience in running a public healthcare company and due to his background in sales and marketing and business development.
Christopher M. Starr, Ph.D., Chief Executive Officer.  Dr. Starr has served as the Chief Executive Officer and a director of Raptor Pharmaceutical Corp. since September 2009.  Dr. Starr was a co-founder of RPC and has served as the Chief Executive Officer, President and director thereof since its inception in 2006.  Dr. Starr has served as Chief Executive Officer of our wholly owned subsidiary, Raptor Pharmaceutical Inc., since its inception in September 2005. Dr. Starr co-founded BioMarin Pharmaceutical Inc. in 1997 where he last served as Senior Vice President and Chief Scientific Officer prior to joining us in 2006. As Senior Vice President at BioMarin, Dr. Starr was responsible for managing a Scientific Operations team of 181 research, process development, manufacturing and quality personnel through the successful development of commercial manufacturing processes for its enzyme replacement products, and supervised the cGMP design, construction and licensing of BioMarin's proprietary biological manufacturing facility. From 1991 to 1998, Dr. Starr supervised research and commercial programs at BioMarin's predecessor company, Glyko, Inc., where he served as Vice President of Research and Development. Prior to his tenure at Glyko, Inc., Dr. Starr was a National Research Council Associate at the National Institutes of Health. Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York.  We nominated Dr. Starr to the Board of Directors due to his extensive experience at BioMarin Pharmaceutical where he was directly involved in the successful approval of two drugs for orphan indications.

Timothy P. Walbert.  Mr. Walbert has served as a director of Raptor Pharmaceutical Corp. since April 2011 and is Chairman, President and Chief Executive Officer of Horizon Pharma, Inc. (NASDAQ: HZNP), a publicly traded biopharmaceutical company focused on developing and commercializing innovative medicines in arthritis, pain and inflammatory diseases. Prior to Horizon Pharma, Mr. Walbert was President, Chief Executive Officer and Director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company, which was acquired by Takeda Pharma Holdings in June 2009. For more than 20 years, Mr. Walbert held executive positions in general management, corporate strategy, sales, U.S. and international marketing and commercial operations at such biopharmaceutical industry leaders as Abbott Laboratories (NYSE: ABT), G.D. Searle/Pharmacia, Neopharm, Merck & Company (NYSE: MRK) and Wyeth. At Abbott, Mr. Walbert served as Divisional Vice President and General Manager, Immunology , leading the global development and launch of HUMIRA, which attained over eight billion in 2011 sales.  Mr. Walbert serves on the board of directors of XOMA Ltd., the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO) and the Greater Chicago Arthritis Foundation. Mr. Walbert holds a B.A. in Business and Marketing from Muhlenberg College.  We nominated Mr. Walbert to the Board of Directors due to his experience in commercial operations, business strategy and his experience leading a publicly traded biopharmaceutical company.

Meetings and Committees of the Board of Directors
During the fiscal year ended August 31, 2012 and the four month transition period from September 1, 2012 to December 31, 2012, the Board of Directors met eight (8) times and two (2) times, respectively, and took action by written consent nine (9) times during the fiscal year ended August 31, 2012.  In addition, under the Board's authorization, the Chief Executive Officer took action by written consent regarding the approval of stock options during the fiscal year ended August 31, 2012 and the four month transition period from September 1, 2012 to December 31, 2012, five (5) times and three (3) times, respectively.  Each director attended at least 75% of the total number of meetings of the Board of Directors, as well as at least 75% of the total number of meetings of each committee of the Board of Directors on which he or she served.  The Company does not have a formal policy requiring the members of our Board of Directors to attend our annual meetings of stockholders and one of the-then current directors attended our 2012 annual meeting of stockholders.
Board Leadership Structure and Role in Risk Oversight
Our Board of Directors does not have a policy on whether the offices of Chairman of the Board of Directors and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors.  Our Board of Directors believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time.  Our Board of Directors has reviewed our current Board of Directors' leadership structure in light of the composition of the Board of Directors, the Company's size, the nature of the Company's business, the regulatory framework under which the Company operates, the Company's stockholder base, the Company's peer group and other relevant factors.  Considering these factors, the Company has determined to have a Chief Executive Officer and a separate Chairman of the Board of Directors.  We have determined that this structure is currently the most appropriate Board leadership structure for the Company.  Prior to September 1, 2012, the Company did not have an independent Chairman nor did we have a lead independent director, however, the Board of Directors believed that six independent directors out of eight directors was sufficient independent oversight of both the Chief Executive Officer and the Chairman of the Board.  As of September 1, 2012, our Chairman became independent.  During the fiscal year ended August 31, 2012 and the four month transition period from September 1, 2012 to December 31, 2012, all of our Board committees were comprised of independent directors.
The risk oversight function of our Board of Directors is carried out by both the Board of Directors and the Audit Committee. The Board of Directors and Audit Committee regularly review information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Corporate Governance and Nominating Committee manages risks associated with the governance profile of the Company (including independence matters of our Board of Directors) and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed about such risks by the committees.
Independence of Our Board of Directors
Our Board of Directors has determined that as of September 1, 2012, all current members of our Board of Directors are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), except for Dr. Starr.  Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent as defined by the SEC and NASDAQ rules.

Transition Period for the Four Months Ended December 31, 2012 Committees of Our Board of Directors

Name	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
Christopher M. Starr, Ph.D.
Raymond W. Anderson		C	M
Suzanne L. Bruhn, Ph.D.	M		C
Rick L. Franklin, M.D., Ph.D.	M	M
Llew Keltner, M.D., Ph.D.	C	M
Erich Sager
Vijay B. Samant	M		M
Timothy P. Walbert		M	M

M = Member of such committee.
C = Chair of such committee.

Audit Committee
The Audit Committee of our Board of Directors, herein referred to as the Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act).  The Audit Committee is responsible for overseeing our accounting and financial reporting processes.  In such capacity, our Audit Committee:
(i)	has sole authority to appoint, replace and compensate our independent registered public accounting firm and is directly responsible for oversight of its work;
(ii)	approves all audit fees and terms, as well as any permitted non-audit services performed by our independent registered public accounting firm;
(iii)	meets and discusses directly with our independent registered public accounting firm its audit work and related matters;
(iv)
oversees and performs investigations with respect to our internal and external auditing procedures, including the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

(v)	undertakes such other activities as the Audit Committee deems necessary or advisable and as may be required by applicable law.
Our Audit Committee currently consists of Mr. Anderson (Chair), Drs. Franklin and Keltner and Mr. Walbert. Mr. Anderson has been designated as the "audit committee financial expert" as defined by the regulations promulgated by the SEC.  Our Board of Directors has determined that each member of the Audit Committee is independent as defined by NASDAQ and SEC rules applicable to audit committee members.
During the fiscal year ended August 31, 2012 and the transition period from September 1, 2012 through December 31, 2012, the Audit Committee met five (5) times and two (2) times, respectively.  The charter of the Audit Committee can be found in the "Corporate Governance" section of our website at www.raptorpharma.com.

Compensation Committee
The Compensation Committee of our Board of Directors, herein referred to as the Compensation Committee, reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:
(i)	the establishment of corporate and individual performance goals and evaluation of performance relevant to the compensation of our executive officers, directors and other senior management and staff;
(ii)	the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;
(iii)
the review and recommendation to the Board of Directors of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and

(iv)	the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.
The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.
The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors.  The executive officers are not present or involved in deliberations concerning their compensation.  The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and Director compensation.  For additional description of the Compensation Committee's processes and procedures for consideration and determination of executive officer compensation, see the "Compensation Discussion and Analysis" section of this proxy statement.
Our Compensation Committee currently consists of Dr. Bruhn (Chair), Mr. Anderson, Mr. Samant and Mr. Walbert.  Our Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ rules.
In September 2011, our Compensation Committee hired Virginia Keller, at the time an outside Human Resources consultant, to update the benchmark of our base salaries, annual incentive cash bonuses and equity compensation (stock option grants) against the Aon Radford Global Life Sciences survey, a well-established blinded industry compensation survey.  The Compensation Committee determined that during her consultation from September to December 2011, Ms. Keller was independent and there was no conflict of interest resulting from retaining Ms. Keller prior to and during her consulting engagement.  In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NASDAQ listing standards that recently became effective.  Subsequent to Ms. Keller's consulting engagement for the Compensation Committee, Ms. Keller was hired by Raptor on January 19, 2012, as Raptor's Director of Human Resources.

For the four month transition period from September 1 to December 31, 2012, our Compensation Committee hired Compensia, an independent compensation consulting firm to formulate its recommendations and update the benchmark of our base salaries, target bonus percentages and equity compensation (stock option grants) of our Named Executive Officers compared to equivalent positions in our peer companies and against Aon Radford Global Life Sciences survey for 2013.   The Compensation Committee determined that Compensia is independent and there is no conflict of interest resulting from retaining Compensia currently or during the four month transition period from September 1 to December 31, 2012.  In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NASDAQ listing standards that recently became effective.
During the fiscal year ended August 31, 2012 and the transition period from September 1, 2012 through December 31, 2012, the Compensation Committee met three (3) times during each period.  The charter of the Compensation Committee can be found in the "Corporate Governance" section of our website at www.raptorpharma.com.

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee of our Board of Directors, herein referred to as the Nominating Committee, has authority to review the qualifications of, interview and nominate candidates for election to our Board of Directors as well as develop a set of corporate governance principles for the Company.  The primary functions of our Nominating Committee are to:
(i)	recruit, review and nominate candidates for election to our Board of Directors;
(ii)	monitor and make recommendations regarding committee functions, contributions and composition;
(iii)	develop the criteria and qualifications for membership on our Board of Directors; and
(iv)	provide oversight on all aspects of the Company's corporate governance functions.
The Nominating Committee develops the credentials and characteristics required of our Board of Directors and committee nominees in light of the composition of our Board of Directors and committees thereof, our business, operations, applicable legal and listing requirements, and other factors they consider relevant. The Nominating Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants.  The Nominating Committee will review candidates in the same manner regardless of the source of the recommendation. For membership on our Board of Directors, the Nominating Committee takes into consideration applicable laws and regulations, diversity, age, skills, experience, integrity, ability to make independent analytical inquiries, understanding of our business and business environment, willingness to devote adequate time and effort to our Board of Directors' responsibilities and other relevant factors, including experience in the biotechnology and pharmaceutical industries. Although we do not have a formal diversity policy, when considering diversity in evaluating candidates, the Nominating Committee focuses on whether candidates can contribute varied perspectives, skills, experiences and expertise to the Board. The Nominating Committee's charter can be found in the "Corporate Governance" section of our website at www.raptorpharma.com.
Our Nominating Committee currently consists of Dr. Keltner (Chair), Dr. Bruhn, Dr. Franklin and Mr. Samant.  Our Board of Directors has determined that each member of the Nominating Committee is independent as defined by NASDAQ rules. During the fiscal year ended August 31, 2012, the Nominating Committee met 2 times. The Nominating Committee did not meet during the transition period of September 1, 2012 through December 31, 2012.

Director Compensation
Fiscal year ended August 31, 2012
Effective September 1, 2011 through August 31, 2012, non-employee members of our Board of Directors received the following cash compensation:

Director Position	Annual Cash Compensation
Non-Employee Directors, (Non-Chair members)	$36,600
Chairman of the Board of Directors	68,000
Audit Committee Chair	14,400
Audit Committee (Non-Chair members)	8,400
Compensation Committee Chair	12,400
Compensation Committee (Non-Chair members)	7,400
Corporate Governance and Nominating Committee Chair	12,000
Corporate Governance and Nominating Committee (Non-Chair members)	7,000
The following table sets forth the total compensation paid by us to each of our non-employee directors during our fiscal year ended August 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total($)

Raymond W. Anderson (2)	58,400	291,756	350,156
Suzanne L. Bruhn, Ph.D. (3)	56,000	197,055	253,055
Richard L. Franklin, M.D. Ph.D. (4)	52,000	304,446	356,446
Llew Keltner, M.D., Ph.D. (5)	57,000	315,095	372,095
Erich Sager (6)	68,000	291,756	359,756
Vijay B. Samant (7)	51,000	197,055	248,055
Timothy P. Walbert (8)	52,400	197,055	249,455

(1)
Amounts shown do not reflect compensation actually received by a director, but reflect the dollar amount compensation cost recognized by us for financial statement reporting purposes for the fiscal year ended August 31, 2012 as well as amounts from awards granted in and prior to the fiscal year ended August 31, 2012. The assumptions underlying the calculations pursuant to ASC Topic 718 are set forth under Note 8 of the Notes to Consolidated Financial Statements, beginning on page F-30 of our Consolidated Financial Statements in the Form 10-K.

(2)	Mr. Anderson had 380,619 options outstanding as of August 31, 2012, of which 255,929 were exercisable.
(3)	Dr. Bruhn had 180,000 options outstanding as of August 31, 2012, of which 56,873 were exercisable.
(4)	Dr. Franklin had 289,969 options outstanding as of August 31, 2012, of which 165,279 were exercisable.
(5)	Dr. Keltner had 286,100 options outstanding as of August 31, 2012, of which 151,939 were exercisable.
(6)	Mr. Sager had 478,483 options outstanding as of August 31, 2012, of which 353,793 were exercisable.
(7)	Mr. Samant had 180,000 options outstanding as of August 31, 2012, of which 56,873 were exercisable.
(8)	Mr. Walbert had 180,000 options outstanding as of August 31, 2012, of which 56,873 were exercisable.
For their services as members of our Board of Directors, each non-employee board member received stock options to purchase up to 30,000 shares of our common stock in September 2011, which vest 25% per quarter and expire 10 years from the date of grant.  The exercise price of such options was $5.13 per share.  In addition, in September 2011, based upon the research discussed in "Equity Incentive Programs (Currently Based on Stock Options)" below on page 36, each non-employee director received options to purchase 90,000 shares of our common stock, which vest 6/48ths upon the six month anniversary of the grant date and 1/48th per month thereafter with a ten year expiry.  The exercise price of such options was $5.13 per share.

Four month transition period from September1 to December 31, 2012
Effective September 1, 2012, non-employee members of our Board of Directors earn the following cash compensation:

Director Position	Annual Cash Compensation

Non-Employee Directors (Non-Chair members)	$40,000
Chairman of the Board of Directors	68,000
Audit Committee Chair	20,000
Audit Committee (Non-Chair members)	10,000
Compensation Committee Chair	13,000
Compensation Committee (Non-Chair members)	7,500
Corporate Governance and Nominating Committee Chair	12,000
Corporate Governance and Nominating Committee (Non-Chair members)	7,000

            The following table sets forth the total compensation paid by us to each of our non-employee directors during the four month period ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total($)

Raymond W. Anderson (2)	22,500	116,914	139,414
Suzanne L. Bruhn, Ph.D. (3)	20,000	101,850	121,850
Richard L. Franklin, M.D. Ph.D. (4)	19,000	116,914	135,914
Llew Keltner, M.D., Ph.D. (5)	20,667	122,746	143,413
Erich Sager (6)	22,667	116,914	139,581
Vijay B. Samant (7)	18,167	101,850	120,017
Timothy P. Walbert (8)	19,167	101,850	121,017

(1)
Amounts shown do not reflect compensation actually received by a director, but reflect the dollar amount compensation cost recognized by us for financial statement reporting purposes for the four month transition period from September 1 to December 31, 2012 as well as amounts from awards granted in and prior to the four month transition period from September 1 to December 31, 2012. The assumptions underlying the calculations pursuant to ASC Topic 718 are set forth under Note 8 of the Notes to Consolidated Financial Statements, beginning on page F-30 of our Consolidated Financial Statements in the Form 10-KT.

(2)	Mr. Anderson had 424,619 options outstanding as of December 31, 2012, of which 288,678 were exercisable.
(3)	Dr. Bruhn had 230,000 options outstanding as of December 31, 2012, of which 86,873 were exercisable.
(4)	Dr. Franklin had 339,969 options outstanding as of December 31, 2012, of which 204,028 were exercisable.
(5)	Dr. Keltner had 334,164 options outstanding as of December 31, 2012, of which 191,666 were exercisable.
(6)	Mr. Sager had 495,531 options outstanding as of December 31, 2012, of which 359,590 were exercisable.
(7)	Mr. Samant had 230,000 options outstanding as of December 31, 2012, of which 86,873 were exercisable.
(8)	Mr. Walbert had 230,000 options outstanding as of December 31, 2012, of which 86,873 were exercisable.
For their services as members of our Board of Directors, in September 2012, each non-employee board member received stock options to purchase up to 50,000 shares of our common stock, which vest 25% per quarter and expire 10 years from the date of grant.  The exercise price of such options was $5.49 per share.

Code of Ethics
We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Ethics is posted in the Corporate Governance section of our website at www.raptorpharma.com and is acknowledged by our executive officers and Directors on an annual basis.

PROPOSAL NO. 2:   ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and related rules of the SEC, we are including in this proxy statement a proposal, subject to a non-binding, stockholder advisory vote, to approve the compensation of our Named Executive Officers described in the Compensation Discussion and Analysis section of this proxy statement.  This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a stockholder the opportunity to express your views on the compensation paid to our Named Executive Officers through the following resolution:
        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved."
Because your vote is advisory, it will not be binding upon the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.  As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our executives, who are critical to our success.  Under these programs, our Named Executive Officersare rewarded for the achievement of strategic and financial goals, which are expected to result in increased stockholder value.  Unless the Board modifies its determination on the frequency of future "say-on-pay" advisory votes, the next advisory vote to approve the compensation of our Named Executive Officers will be held at the 2014 annual meeting of stockholders.
Required Vote
The affirmative vote of a majority of voting power of the shares present in person or represented by proxy at our annual meeting is required to approve on an advisory basis the compensation of our Named Executive Officers.
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of Burr Pilger Mayer, Inc., an independent registered public accounting firm, to serve as our independent registered public accounting firm for our year ending December 31, 2013 and our Board of Directors recommends the stockholders vote for ratification of that appointment.
Burr Pilger Mayer, Inc. served as our independent registered public accounting firm during our transition period from September 1, to December 31, 2012, our fiscal years ended August 31, 2012, 2011 and 2010 and has served as RPC's independent registered public accounting firm from June 14, 2006 to September 29, 2009, the date our subsidiary effected a reverse triangular merger with RPC.  A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.
Before making its selection, our Audit Committee carefully considered Burr Pilger Mayer, Inc.'s qualifications as our independent registered public accounting firm, which included a review of Burr Pilger Mayer, Inc.'s performance in prior years as RPC's independent auditor and in fiscal years 2010, 2011 and 2012 and the transition period from September 1 to December 31, 2012 as our independent auditor, as well as its reputation for integrity and competence in the fields of accounting and auditing. Our Audit Committee expressed its full satisfaction with Burr Pilger Mayer, Inc. in these respects.
Stockholder ratification of our Audit Committee's selection of Burr Pilger Mayer, Inc. as our independent registered public accounting firm is not required by law, our bylaws or other legal requirement.  However, our Board of Directors is submitting our Audit Committee's selection of Burr Pilger Mayer, Inc. to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our and our stockholders' best interests.
The following is a summary of the fees and services provided for our transition period from September 1, 2012 through December 31, 2012 and fiscal years ended August 31, 2012 and 2011.

		Year ended August 31,
Description of Services Provided by Burr Pilger Mayer, Inc.	Four months ended December 31, 2012	2012	2011

Audit Fees*	$178,880	$219,440	$222,222
Audit Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	15,600	166,842	82,160
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	0	38,631	28,839
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	68,726	259,113	0
All Other Fees	0	0	0

* Audit Fees for the transition period from September 1 to December 31, 2012 includes audit fees for the period which have not been billed or paid of approximately $161,200.  Audit Fees for the year ended August 31, 2012, includes fees billed and paid subsequent to August 31, 2012 of approximately $166,400.  Audit Fees for August 31, 2011 includes fees billed and paid subsequent to August 31, 2011 totaling $171,600.

As provided in the Audit Committee charter, the Audit Committee pre-approves all of the services provided by our independent registered public accounting firm.  100% of the above services and estimates of the expected fees were reviewed and approved by the Audit Committee before the respective services were rendered.

The Audit Committee has considered the nature and amount of the fees billed by Burr Pilger Mayer, Inc. and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Burr Pilger Mayer, Inc.'s independence.

Required Vote
Ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the year ending December 31, 2013 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at our annual meeting at which a quorum is present.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

PROPOSAL NO. 4: APPROVAL OF THE PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN

In February 2010, our Board of Directors approved, and in March 2010 our stockholders approved, the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan, as subsequently amended and approved by our stockholders in March 2011, the "Plan".  The Plan was adopted to recognize the contributions made by our employees, independent contractors, consultants, and directors, to provide those individuals with additional incentive to devote themselves to our future success and to improve our ability to attract, retain and motivate individuals upon whom our growth and financial success depends.  The original Plan was filed as Appendix A to the Company's proxy statement for the 2010 annual meeting of stockholders.  A link to the 2010 proxy statement is provided here:
http://www.sec.gov/Archives/edgar/data/1070698/000107069810000006/raptorproxystatement.htm.

In June 2013, our Board of Directors, subject to stockholder approval at this annual meeting, approved an amendment to the Plan, or the 2013 Plan Amendment, to ensure that the Company continues to operate successfully in a competitive marketplace in which its success depends on its ability to attract and retain employees, independent contractors, consultants, directors and other service providers of the highest caliber.  The 2013 Plan Amendment would increase the share reserve available for issuance under the Plan, add a fungible share-counting provision, provide that shares purchased on the open market with the cash proceeds from exercise of any stock options shall not increase the number of shares available for future issuance under the Plan and provide that the administrator of the Plan may not cancel an outstanding option whose exercise price is greater than fair market value at the time of cancellation in exchange for cash, without shareholder approval.  The 2013 Plan Amendment is set forth in Appendix A.

Proposal – 2013 Plan Amendment

               Through the 2013 Plan Amendment, the Company is proposing to increase the share reserve available for issuance under the Plan by 3,000,000 shares to an aggregate of 11,936,383 shares.  The 2013 Plan Amendment also adds a fungible share-counting provision stating that restricted stock and restricted stock unit awards will be counted against the reserve of shares available for issuance under the Plan as 1.35 shares for every one share actually issued and provides that shares purchased on the open market with the cash proceeds from exercise of any stock options shall not increase the number of shares available for future issuance under the Plan.  The 2013 Plan Amendment also provides that the administrator of the Plan may not cancel an outstanding option whose exercise price is greater than fair market value at the time of cancellation in exchange for cash, without shareholder approval.  As of May 31, 2013, 1,537,851 shares remained available for issuance under the Plan.  Additionally, as of May 31, 2013, there were 7,398,532 stock options outstanding under Plan with a weighted average exercise price of $4.70 and weighted average remaining term of 8.4 years.  For all of the Company's equity compensation plans, as of May 31, 2013, there were 8,223,034 stock options outstanding with a weighted average exercise price of $5.73 and weighted average remaining term of 7.9 years. In addition, as of May 31, 2013, there were no full-value awards (i.e., restricted shares and restricted share units) outstanding under the Company's equity compensation plans.  Other than the foregoing, no other awards under the Company's equity compensation plans were outstanding or available for grant as of May 31, 2013.  For a complete statement of the terms and provisions of the 2013 Plan Amendment, reference should be made to Appendix A.
In its determination to approve the 2013 Plan Amendment, our Board of Directors reviewed an analysis of certain burn rate, dilution and overhang metrics, and the costs of the 2013 Plan Amendment.  Specifically, our Board of Directors considered that:
•
During the fiscal years ended August 31, 2012, 2011 and 2010, we granted equity awards representing a total of: 2,747,420; 2,231,790; and 302,772 (six month period since Plan inception) shares under the Plan, respectively.  This level of equity awards represents a three-year adjusted average burn rate of 5.6% of weighted average shares of common stock outstanding.

•
If we do not increase the shares available for issuance under our equity plans, then based on historical usage rates of shares under our equity plans, we would expect to exhaust the share limit under our Plan by March 2014, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

In fiscal years ended August 31, 2012, 2011 and 2010, our year-end overhang rate, calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year plus the number of shares remaining available for issuance under our Plan by (ii) the number of our shares outstanding at the end of the fiscal year, was 17.7%, 18.0%, and 10.0%, respectively.  If approved, the issuance of the additional shares to be reserved under the Plan would dilute the holdings of shareholders by an additional 4.4% on a fully diluted basis, based on the number of shares of our common stock outstanding as of May 31, 2013.

Summary of the Plan as Modified by the Proposed 2013 Plan Amendment

The summary below describes the Plan as modified by the 2013 Plan Amendment.  This summary is not intended to be complete and reference should be made to Appendix A to the Company's proxy statement on Schedule 14A filed with the SEC on February 5, 2010 and Appendix A of this proxy statement for a complete statement of the terms and provisions of the Plan, as modified by the 2013 Plan Amendment.  Capitalized terms used in these summaries and not otherwise defined will have the meanings ascribed to such terms in the Plan.

Purpose.  The purpose of the Plan is (i) to enhance the Company's ability to attract highly qualified personnel; (ii) to strengthen its retention capabilities; (iii) to enhance the long-term performance and competitiveness of the Company; and (iv) to align the interests of Plan participants with those of the Company's stockholders.

Shares Subject to the Plan.  As of May 31, 2013, the Plan provides for an aggregate availability of 8,936,383 shares.  In addition, the Plan provides that no more than 9,000,000 shares of common stock may be issued pursuant to Awards under the Plan.  The 2013 Plan Amendment would increase the number of shares available for issuance under the Plan by 3,000,000 shares to an aggregate of 11,936,383 shares; provided, however that such aggregate number of shares available for issuance under the Plan shall be reduced by 1.35 shares for each share delivered in settlement of any restricted share or restricted share unit.  The currently available shares are and the newly proposed shares shall be authorized but unissued shares, or shares that the Company has reacquired or otherwise holds in treasury or in a trust.  The number of shares available for Awards and the terms of outstanding Awards are subject to adjustment as provided in the Plan for share splits, share dividends, recapitalizations and other similar events.  Shares of common stock that are subject to any Award that expires, or is forfeited, cancelled or becomes unexercisable will again be available for subsequent Awards, except as prohibited by law.  To the extent that a restricted share or restricted share unit expires, or is forfeited or cancelled or such Award is settled for cash (in whole or in part), as applicable, the shares available under the Plan shall be increased by 1.35 shares subject to such restricted share or restricted share unit that is forfeited, expired or settled in cash, as applicable.  On the other hand, shares that a participant owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable withholding taxes or shares purchased on the open market with the cash proceeds from the exercise of stock options shall not increase the number of shares available for future issuance under the Plan.

Administration.  Either the Board of Directors or a committee appointed thereby will administer the Plan.  The Board of Directors or any committee exercising discretion under the Plan from time to time is referred to as the "Committee."  If the Committee is other than the Board, the Board of Directors may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee.  With respect to decisions involving persons who are reporting persons pursuant to Rule 16b-3 of the Exchange Act, the Committee is to consist of two or more directors who are disinterested within the meaning of Rule 16b-3. With respect to decisions involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee is to consist of two or more directors who are "outside directors" for purposes of that Code section. The Committee may delegate administrative functions to individuals who are reporting persons for purposes of Rule 16b-3 of the Exchange Act, officers or employees of the Company or its affiliates.  To the extent permitted by law, the Committee may authorize one or more persons who are reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers) to make Awards to Eligible Persons who are not reporting persons for purposes of Rule 16b-3 under the Exchange Act (or other officers whom the Company has specifically authorized to make Awards).

Subject to the terms of the Plan, the Committee has express authority to determine the Eligible Persons who will receive Awards, the number of shares of common stock or units to be covered by each Award, and the terms and conditions of Awards.  The Committee has broad discretion to prescribe, amend, and rescind rules relating to the Plan and its administration, to interpret and construe the Plan and the terms of all Award agreements, and to take all actions necessary or advisable to administer the Plan.  Within the limits of the Plan, the Committee may accelerate the vesting of any Award and may modify, replace, cancel or renew them, subject to stockholder approval to the extent required by Plan terms.

The Plan provides that the Company and its affiliates will, to the extent permitted by law, indemnify members of the board or the Committee and their delegates against any claims, liabilities or costs arising from the good faith performance of their duties under the Plan.  The Plan releases these individuals from liability for good faith actions associated with the Plan's administration.

Eligibility.  The Committee may grant options that are intended to qualify as incentive share options, or ISOs, only to Employees, and may grant all other Awards to Eligible Persons.  The Plan and the discussion below use the term "Participant" to refer to an Eligible Person who has received an Award.  The Plan provides that no Participant may receive Options that relate to more than 500,000 shares per fiscal year.  As of May 31, 2013, substantially all of the 55 Employees (including officers) of the Company and its affiliates and all of the Company's non-employee directors would have been eligible to participate in the Plan.

Options.  Options granted under the Plan provide Participants with the right to purchase shares of common stock at a predetermined exercise price.  The Committee may grant options that are intended to qualify as ISOs or options that are not intended to so qualify, or Non-ISOs.  The Plan also provides that ISO treatment may not be available for options that become first exercisable in any calendar year to the extent the value of the underlying shares that are the subject of the option exceeds $100,000 (based upon the fair market value of the shares of common stock on the option grant date).

Exercise Price for Options.  The exercise price of ISOs and Non-ISOs may not be less than 100% of the fair market value on the grant date of the shares of common stock subject to the Award (110% of fair market value for ISOs granted to Employees who, at the time of grant, own more than 10% of the Company's outstanding shares of common stock).  As of May 31, 2013, the closing price per share of the Company's common stock on the NASDAQ Capital Market was $7.59 per share.

Exercise of Options.  To the extent exercisable in accordance with the agreement granting them, an option may be exercised in whole or in part, and from time to time during its term, subject to the times, circumstances, and conditions for exercise contained in the applicable agreement.  With respect to options, the Committee has the discretion to accept payment of the exercise price in the form or combination of cash or check in U.S. dollars.  The Committee also has the discretion to accept any other method of payment the Committee decides is acceptable. The term over which Participants may exercise options may not exceed ten years from the date of grant (five years in the case of ISOs granted to Employees who, at the time of grant, own more than 10% of the Company's outstanding shares of common stock).

Subject to the terms of the agreement evidencing an option grant, to the extent vested, the option may be exercised during the six-month period after the optionee retires, during the one-year period after the optionee's termination of service due to death or permanent disability, during the 90-day period after the optionee's termination of service for reasons other than Cause, Retirement, Disability or Death (but in no case later than the termination date of the option). The agreements evidencing the grant of an option may, in the discretion of the Committee, set forth additional or different terms and conditions applicable to such option upon a termination or change in status of the employment or service of the option holder.  Options may not be exercised after a termination for "Cause," as defined in the Plan.

Restricted Shares and Restricted Units.  Under the Plan, the Committee may grant restricted shares that are forfeitable until certain vesting requirements are met and may grant restricted share units which represent the right to receive shares of common stock after certain vesting requirements are met.  For restricted Awards, the Plan provides the Committee with discretion to determine the terms and conditions under which a Participant's interest in such Awards becomes vested.

Cash dividends generally will be paid to restricted stockholders once their shares vest. Other adjustments normally will not be made to Awards on account of cash dividends.

Recoupment of Awards.  Unless otherwise provided in an agreement granting an Award, and to the extent permitted by Applicable Law, the Committee may in its sole and absolute discretion, without obtaining the approval or consent of the Company's stockholders or of any Participant, require that a Participant reimburse the Company for all or any portion of any Awards granted under the Plan or may require the termination or rescission of, or the recapture associated with any Award, if and to the extent (i) the granting, vesting or payment of the Award was predicated on the achievement of certain financial results that were subsequently the subject of a material financial restatement, (ii) the Participant either benefited from a calculation that later proves to be materially inaccurate or the Participant engaged in fraud or misconduct that caused the need for a material financial restatement by the Company, and (iii) a lower granting, vesting, or payment of such Award would have occurred based upon the conduct described in clause (ii) above.

Income Tax Withholding.  As a condition for the issuance of shares pursuant to Awards, the Plan requires satisfaction of any applicable federal, state, local, or foreign withholding tax obligations that may arise in connection with the award or the issuance of shares.

Federal Income Tax Consequences. With respect to nonqualified stock options, the Company is generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. A participant receiving incentive stock options will not recognize taxable income upon grant. Additionally, if applicable holding period requirements are met (e.g., the stock acquired upon exercise of an incentive stock option is held for a minimum of two years from the date of grant and one year from the date of exercise), the participant will not recognize taxable income at the time of exercise of the incentive stock option. However, the excess of the fair market value of the common stock received over the exercise price is an item of tax preference income potentially subject to the alternative minimum tax. The gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of such stock will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction. If the holding period requirements described above are not met, the incentive stock option will be treated as one which does not meet the requirements of the Code for incentive stock options and the tax consequences described for nonqualified stock options will apply, although the amount of income recognized by the participant will be the (i) the excess of the fair market value of the shares at the time of exercise over the exercise price, or (ii) the excess of the amount realized on the disposition over the exercise price.

The current federal income tax consequences of other awards authorized under the Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture and restricted stock units will result in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions applicable to such awards lapse (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant). In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) of the Code with respect to covered employees.

Transferability.  Awards may not be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or the laws of descent and distribution, except to the extent the Committee permits lifetime transfers in the form of Non-ISOs or Restricted Shares to charitable institutions, certain family members or related trusts or otherwise.

Certain Corporate Transactions.  The Committee shall equitably adjust the number of shares covered by each outstanding Award, and the number of shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, and the manner in which shares subject to restricted shares or restricted share units will be counted, as well as the price per share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued shares resulting from a share split, reverse share split, share dividend, combination, recapitalization or reclassification of the shares, merger, consolidation, change in the form of organization, or any other increase or decrease in the number of issued shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  In any case, such substitution of securities will not require the consent of any person who is granted Awards pursuant to the Plan.  Except as expressly provided in the Plan, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of shares subject to any Award.

In the event of a Change in Control (as defined in the Plan), the Plan currently provides that the Committee may at any time in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company's stockholders or any Participant with respect to his or her outstanding Awards (except to the extent an Award provides otherwise), take one or more of the following actions: (i) arrange for or otherwise provide that each outstanding Award will be assumed or substituted with a substantially equivalent award by a successor corporation or a parent or subsidiary of such successor corporation; (ii) accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the shares that otherwise would have been unvested and provide that repurchase rights of the Company with respect to shares issued pursuant to an Award shall lapse as to the shares subject to such repurchase; (iii) arrange or otherwise provide for payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or (iv) terminate all or some Awards upon the consummation of the transaction, provided that the Committee may in its sole discretion provide for vesting of all or some outstanding Awards in full as of a date immediately prior to consummation of the Change in Control.  To the extent that an Award is not exercised prior to consummation of a transaction in which the Award is not being assumed or substituted, such Award shall terminate upon such consummation.  The Committee may also make such other modifications, adjustments or amendments to outstanding Awards or to the Plan as the Committee deems necessary or appropriate, subject to the terms of the Plan.

                The Plan currently defines a "Change in Control" as any of the following (i) any person or entity becomes a beneficial owner, directly to indirectly, of securities representing 50% or more of the combined voting power of the Company's outstanding securities, (ii) the Company consummates a merger or consolidation of the Company unless (x) the voting securities of the Company outstanding immediately before such transaction would continue to represent at least 50% of the combined voting power of the voting securities of the Company or the surviving entity in such transaction, and (y) the event under clause (i) above has not occurred, (iii) the sale of all or substantially all of the Company's assets, or (iv) the stockholders of the Company approve a plan for liquidation or dissolution of the Company, not including for any of these purposes any transaction whereby the record holders of the Company's common stock immediately prior to such transaction continue to have substantially the same proportionate ownership in the entity which owns all or substantially all of the assets of the Company immediately following such transaction.

Finally, if the Company dissolves or liquidates other than as a part of a Change in Control, all Awards will terminate immediately prior to such dissolution or liquidation.

Term of the 2010 Plan; Amendments or Termination.  The term of the Plan is 10 years from February 2, 2010, the date it was approved by our Board of Directors.  The Board of Directors may from time to time, amend, alter, suspend, discontinue or terminate the Plan; provided that no amendment, suspension or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code) unless (i) it relates to an adjustment pursuant to certain transactions that change the Company's capitalization, (ii) it is otherwise mutually agreed between the Participant and the Committee, or (iii) the Committee determines in good faith, before a Change in Control, that the modification is not materially adverse to the Participant.  However, no change shall be made that increases the total number of Shares reserved for issuance pursuant to Awards (except pursuant to a Change in Capitalization or a Change in Control) unless such change is authorized by the stockholders of the Company.  Furthermore, neither the Company nor the Committee shall, without stockholder approval, allow for a repricing within the meaning of the federal securities laws applicable to proxy statement disclosures or provide for the cancellation of an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement Award of a different type or in exchange for cash.

New Plan Benefits.  The Committee will grant Awards under the Plan at its discretion.  Consequently, it is not possible to determine at this time the amount or dollar value of Awards to be provided under the Plan in the future, other than to note that the Committee has not granted Awards that are contingent upon the approval of the 2013 Plan Amendment as of May 31, 2013.

Historical Grants Table.  The following table provides information with respect to cumulative awards granted under the Plan to our Named Executive Officers, executive officers, directors and employees as of May 31, 2013.  As stated above, it is not possible to determine the amounts of awards that will be granted in the future to participants under the Plan.

Name and Position	Number of Shares Underlying Option Grants
Named Executive Officers
Christopher M. Starr, Ph.D., Chief Executive Officer and Director	1,174,392
Julie Anne Smith, Chief Operations Officer, Executive Vice President, Strategy	190,000
Georgia Erbez, Chief Financial Officer, Treasurer and Secretary	190,000
Kim R. Tsuchimoto, Former Chief Financial Officer, Treasurer and Secretary (Currently VP, Finance)	379,812
Ted Daley, Chief Business Officer	407,812
Patrice P. Rioux., M.D., Ph.D., Chief Medical Officer	412,224

All Current Executive Officers as a Group (four persons)	1,962,204

Non-Employee Directors
Raymond W. Anderson, Director	305,000
Suzanne L. Bruhn, Ph.D. , Director	230,000
Richard L. Franklin, M.D., Ph.D., Director	305,000
Llew Keltner, M.D., Ph.D., Director	339,968
Erich Sager, Director and Chairman of the Board	305,000
Vijay B. Samant, Director	230,000
Timothy P. Walbert, Director	230,000
All Non-Employee Directors as a Group (seven persons)	1,944,968

All Employees Who Are Not Current Executive Officers as a Group	5,549,097

Approval of the 2013 Plan Amendments

                If the 2013 Plan Amendment is approved by the stockholders, our Board of Directors intends to cause the additional shares of common stock that will become available for issuance to be registered on a Form S-8 Registration Statement to be filed with the SEC at the Company's expense.  The increase in the share reserve will result in further dilution of the Company's shares.  If the 2013 Plan Amendment is not approved by the stockholders at this annual meeting, the Plan will remain in effect; however, only 1,537,851 shares remained available for grant as of May 31, 2013.

Required Vote

Approval of the 2013 Plan Amendment requires the affirmative vote of a majority of voting power of the shares present in person or represented by proxy at the annual meeting at which a quorum is present.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE 2013 PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN.

MANAGEMENT
Executive Officers
The following table sets forth the name, age and position held by each of our executive officers as of May 31, 2013.  Our executive officers are elected by our Board of Directors on an annual basis and serve at the discretion of our Board of Directors or until their successors have been duly elected and qualified. In September 2012, we hired Georgia Erbez as our new Chief Financial Officer (principal financial officer and principal accounting officer), Secretary and Treasurer, and we hired Julie A. Smith as our Executive Vice President, Strategy, and Chief Operations Officer.  In connection with these appointments, we reconstituted the executive officers of the Company as set forth below.

Name	Age	Position(s) Held with the Company
Christopher M. Starr, Ph.D.	61	Chief Executive Officer and Director
Julie Anne Smith	42	Chief Operations Officer, Executive Vice President, Strategy
Georgia Erbez	46	Chief Financial Officer, Treasurer and Secretary
Thomas (Ted) E. Daley	50	Chief Business Officer

The following describes the background of our executive officers except for Dr. Starr, whose background is described above under the heading "Business Experience and Directorships."
Julie Anne Smith.  As of September 10, 2012, Ms. Smith joined us as our Executive Vice President, Strategy and Chief Operations Officer.  Ms. Smith is responsible for directing our commercial, manufacturing, and program management organizations, and providing leadership in corporate and strategic development initiatives. Prior to joining Raptor, from July 2008 to May 2012, Ms. Smith was Chief Commercial Officer of Enobia Pharma, Inc., a private, clinical stage orphan drug company acquired by Alexion (ALXN).  From August 2006 to July 2008, as Vice President, Commercial at Jazz Pharmaceuticals, she led commercial functions.  From December 2001 to August 2006, as Vice President, Global Marketing at Genzyme General in Cambridge MA, she led the worldwide commercialization and planning for Myozyme, an infused enzyme replacement therapy for an ultra-orphan genetic disease.  In her nearly 20 years in biotechnology, Ms. Smith has served in executive management of both private and public biotechnology firms, mostly in orphan drug development and commercial product opportunities.  She holds a B.S. in Biological and Nutritional Science from Cornell University, Ithaca, NY.
Georgia Erbez.  As of September 10, 2012, Ms. Erbez joined us as our Chief Financial Officer.  As of September 2012, Ms. Erbez also was appointed to serve as our Secretary and Treasurer.  Ms. Erbez is responsible for directing our global financial strategy and organization and providing leadership in defining, communicating and executing corporate and financial strategic initiatives.  Prior to joining Raptor, from March 2008 to September 2012, Ms. Erbez has been a founder and managing director of Beal Advisors, a boutique investment bank that has provided advisory and capital acquisition services to emerging growth companies.  Ms. Erbez also served as Managing Director and Consultant at Collins Stewart LLC from April 2011 to January 2012.  From 2005 to 2008, Ms. Erbez was a Senior Vice President in the life sciences investment banking group at Jefferies & Co. From 1998 to 2002, she was with the healthcare investment banking group at Cowen and Co., most recently as Director.  From 1997 to 1998, Ms. Erbez was an associate at Hambrecht & Quist where she provided investment banking services to healthcare services and life sciences companies.  From July 1989 to January 1997, Ms. Erbez was with Alex Brown & Sons in the healthcare investment banking group, where she focused on life sciences, medical technology and healthcare services companies.  She holds a B.A. in International Relations with an emphasis in Economics from the University of California at Davis.
Thomas (Ted) E. Daley.  As of January 1, 2013, Mr. Daley serves as our Chief Business Officer, prior to that, as of September 29, 2009, Mr. Daley joined us as President and a board member of Raptor Pharmaceuticals Inc. (f/k/a Raptor Therapeutics Inc.), a wholly-owned indirect subsidiary acquired in the 2009 Merger.  Mr. Daley joined us in September 2007 following the acquisition by Raptor of Convivia, Inc., which Mr. Daley founded. Mr. Daley was co-founder, VP Business Development and Chief Operating Officer of Instill Corporation, a leading electronic commerce services provider to the U.S. foodservice industry.  Between 1993 and 2001 Mr. Daley helped raise over $50.0 million in venture capital and build Instill to a 150+ person operation with a nationwide customer base.  After leaving Instill, from 2001 and 2007, Mr. Daley served in executive and consulting roles to a number of technology startup companies including MetricStream, Inc., PartsRiver and Certicom Security. Prior to that time, Mr. Daley worked in operations management for Anheuser-Busch, Inc., and consulted to Gordon Biersch Brewing Company and Lion Breweries (New Zealand).  Mr. Daley received a BS in Fermentation Science from University of California at Davis, and an M.B.A. from Stanford University.

Relationships Among Executive Officers and Directors
There are no family relationships among any of our directors or executive officers.

Named Executive Officer Compensation
Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors, herein referred to as the Compensation Committee, has overall responsibility for the compensation program for our executive officers. The Compensation Committee reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:

(i)	the establishment of corporate and individual performance goals and evaluation of performance relevant to the compensation of our executive officers and other senior management and staff;

(ii)	the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;

(iii)
  the review and recommendation to the Board of Directors of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and

(iv)	the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.
In evaluating executive officer pay, the Compensation Committee may retain the services of an independent compensation consultant or research firm and consider recommendations from our Chief Executive Officer and persons serving in managerial positions over a particular executive officer with respect to goals and compensation of the executive officer. The executive officers are not present or involved in deliberations concerning their compensation. Our Compensation Committee assesses the information it receives in accordance with its business judgment. All decisions with respect to executive compensation are first approved by our Compensation Committee and then submitted, together with the Compensation Committee's recommendations, to our Board of Directors for final approval. Our Chief Executive Officer is not present for the discussion of and approval of his compensation. However, some compensation elements for our Chief Executive Officer are approved as an integral part of a company-wide action or program.
We choose to pay the various elements of compensation discussed in order to attract, retain and motivate our high quality executive talent, reward annual performance and provide incentive for the achievement of intermediate and long-term strategic goals.
We believe that the compensation of our executives (and their functional or business teams) should reflect their success in achieving key objectives and individual performance factors. The key objectives broadly include:

(1)	establishing and executing on product development program milestones within planned budgetary expenditures and timelines;
(2)	securing adequate funds to achieve program objectives, to maintain solvency and to moderate financial risk;
(3)
expanding our preclinical product pipeline through creation of novel proprietary products, by utilization of technology, or by acquiring/ in-licensing new preclinical or clinical products and technology;

(4)	creating corporate partnerships, contracts, collaborations and in-licensing or out-licensing products and technologies to achieve strategic objectives;
(5)	submitting and receiving satisfactory results from regulatory submissions and interactions with regulators;
(6)	developing a strong intellectual property position enhancing the value of our product candidates and technologies;
(7)
developing and implementing all aspects of major marketing and sales support programs for innovative prescription pharmaceuticals, especially for products targeted at ultra-orphan or orphan disease indications;

(8)
developing and leading an integrated direct field sales and medical liaison specialist force for the enrollment of patients into Company programs for prescription of innovative pharmaceuticals for treatment of patients with ultra-orphan or orphan diseases, meeting sales revenue projections under intense competitive and business environmental conditions;

(9)
selecting and  managing  contract manufacturing organizations at the active pharmaceutical ingredient and drug product manufacturing levels (including packaging and other relevant  activities) in full compliance with demanding regulatory controls, (as cGMP) and within product total manufacturing cost boundaries in order to meet commercial and clinical product demand schedules;

(10)
developing and managing quality assurance and quality control functions in compliance with regulatory requirements designed to ensure the safety and efficacy of our pharmaceutical products and therapeutic drug monitoring  programs under both clinical and commercial conditions;

(11)
developing and maintaining a regulatory, marketing, and sales organization to launch and develop ultra-orphan and orphan products in international markets, with initial focus on countries with the EU and other European markets, meeting sales revenue projections under intense competitive and difficult economic conditions;

(12)	developing and managing coordinated systems of third party logistics providers, pharmacies, and other organizations to provide efficient controls over and distribution of Company products; and
(13)	increasing short-term and long-term stockholder value.

Key individual factors for each executive include:
(1)	the value of their unique skills and capabilities to support our short and long-term performance;
(2)	performance of their management responsibilities;
(3)	leadership qualities in enhanced team performance;
(4)	business judgment and execution skills;
(5)
current compensation arrangements, especially in comparison to the compensation of other executives in similar positions in competitive companies within our industry and whether an increase in responsibilities and change in title is warranted;

(6)	short and long-term potential to enhance stockholder value; and
(7)	contributions as a member of the executive management team.
Our allocation between currently paid cash compensation and longer term equity compensation is intended to balance the requirement for adequate base compensation to attract, retain and motivate highly skilled personnel, while providing equity incentives to maximize long-term value for our stockholders and thus for our employees. We provide cash compensation in the form of base salary and annual, discretionary incentive cash bonuses to reward performance against preset written goals and objectives.  We provide non-cash equity compensation to reward performance against current, intermediate and long-term strategic goals and provide a basis for improved financial security for the employee if our stockholders and we have financial success.
The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers' and on the frequency with which this vote should be conducted in future years.  During fiscal year 2012, our Named Executive Officers included our principal executive officer (Chief Executive Officer), our principal financial officer (Chief Financial Officer), and our three most highly compensated executive officers other than the principal executive officer and principal financial officer.  In May 2012 at our Annual Meeting of Stockholders, based upon total shares voted, our stockholders approved our Named Executive Officers' compensation with a 94% affirmative vote and 89% of voters voted for a one year frequency for say-on-pay.  Although the stockholder vote is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In addition, we will conduct future stockholder advisory votes on the compensation of our Named Executive Officers once every year, until the next required stockholder advisory vote on the frequency of future stockholder advisory votes on the compensation of our Named Executive Officers, which we will conduct no later than our 2014 Annual Meeting of Stockholders.

Compensation Risks
We believe that risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on the Company. In addition, the Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks.
The Compensation Committee reviewed the elements of executive compensation to determine whether any portion of executive compensation encouraged excessive risk taking and concluded:

•	significant weighting towards long-term equity compensation (with multiple year vesting schedules and long expiration terms) discourages short-term risk taking;
•	for key decision-making officers, base salary makes up a significant majority of cash compensation even with full achievement of annual incentive (cash) awards;
•	goals are appropriately set to avoid targets that, if not achieved, result in a large percentage loss of compensation;
•
as a pharmaceutical product development company with industry standard long development timelines, prior to U.S. drug approval in April 2013, we did not face the same level of short-term risks associated with compensation for employees at other companies in rapidly changing markets; and

•
with a U.S. drug approved in April 2013, as a company with an ultra-orphan product in the critical phase of market launch, the capital market risk has increased due to the short term focus on the emerging product performance in the pharmaceutical marketplace.  This potentially affects both short-term cash and long-term equity compensation.

Furthermore, compensation decisions include subjective considerations, which moderate the influence of formulaic or objective factors which may encourage excessive risk taking.
Elements of Compensation

Elements of compensation for our executives generally include:

•
base salary (typically subject to review and potential adjustment annually based on inflation factors, industry competitive salary levels, our ability to pay, and performance on corporate and individual goals);

•	annual performance bonuses which are paid in cash and are based primarily on performance against preset written goals;
•	equity compensation (which to date has been implemented using stock option awards with multiple year vesting terms and up to ten year expiration periods);
•	401(k) plan Company matching contributions;
•	health, disability and life insurance; and
•	employment terms and conditions including severance and change in control provisions primarily delineated in individual employment contracts or employer offer letters and Company policies.

Base Salary

At hire, base salaries are set for our executives based on the scope of each executive's responsibilities, as well as their qualifications, breadth of experience, performance record in similar situations, depth and breadth of appropriate functional expertise and close match with position requirements.  Competitive market compensation paid by similar companies in our industry for individuals with similar responsibilities is a fundamental consideration.

Shortly after the end of each fiscal year, the Compensation Committee conducts an annual review of base salaries and the overall compensation package as a basis for any adjustments.  Annual adjustments, if any, are typically made effective retroactive to the first day of the new fiscal year.  The basis for salary adjustments may include merit increases in the competitive marketplace, adjustments to move individuals toward our target penetration in the competitive salary range for similar positions, increased duties and responsibilities, and sustained superior performance against goals and in special assignments.  Adjustments may be made during the fiscal year for promotions, for highly urgent competitive reasons, for sustained superior performance in new or special challenges or circumstances, and similar reasons (mid-year adjustments generally require unusual or special circumstances).

Fiscal Year Ended August 31, 2012

The Compensation Committee made recommendations and the Board of Directors approved base salary compensation for our executive officers for the fiscal year ended August 31, 2012 taking into account:

•	our status as an early-stage product development company without revenues or meaningful cost sharing collaborative agreements;
•	competitive levels of compensation; and
•	our ability to pay at this stage of our funding capability.

In September 2011, following its usual practice, our Compensation Committee hired Virginia Keller, at the time an outside Human Resources consultant, to update the benchmark of our base salaries, annual incentive cash bonuses and equity compensation (stock option grants) against the Aon Radford Global Life Sciences survey, a well-established blinded industry compensation survey.  In addition, our Compensation Committee considered individual performance and competitive salaries paid to executive officers of other biopharmaceutical/biotechnology companies similar in size, stage of development and other characteristics. In making its recommendations, the Compensation Committee took into account assessments and recommendations submitted by the person serving as the manager of a particular executive officer.

After consideration of competitive salary compensation factors, the Board of Directors acting on the recommendation of the Compensation Committee, increased the salaries of our Named Executive Officers.

Effective September 1, 2011, the base salary of Dr. Starr, our Chief Executive Officer, was increased to $356,807.  This represents the 45th percentile for the comparative companies in the Aon Radford Global Life Sciences survey, a blinded industry compensation survey, grouping for companies with under 50 employees. This increase constituted a 3% increase in Dr. Starr's base salary.

Effective September 1, 2011, Ms. Tsuchimoto and Mr. Reichenberger both received 3% increases to their fiscal year 2011 base salaries, Mr. Daley received a 5.8% increase and Dr. Rioux received a 7.6% increase to equate their salaries to the 45th percentile for the comparative companies in the Radford survey grouping for companies with under 50 employees.  These raises were to match merit increases among companies in the Radford survey and to maintain the relative position in the Radford survey grouping for companies with under 50 employees.

Name	Position	Fiscal Year 2012 Annual Base Salary
Christopher M. Starr, Ph.D.	Chief Executive Officer and Director of Raptor Pharmaceutical Corp.	$356,807
Kim R. Tsuchimoto	Former Chief Financial Officer, Secretary and Treasurer (Currently VP, Finance)	255,465
Ted Daley	Chief Business Officer	265,458
Patrice P. Rioux., M.D., Ph.D.	Chief Medical Officer, Raptor Therapeutics	321,041
Patrick Reichenberger	VP, Commercial Operations	234,600

Four month transition period from September 1, 2012 through December 31, 2012

With the appointment on September 10, 2012 of Ms. Smith as Executive Vice President, Strategy, Chief Operations Officer and Ms. Erbez as Chief Financial Officer, Secretary and Treasurer, effective September 10, 2012, our Named Executive Officers for the four month transition period were Dr. Starr, Ms. Erbez, Ms. Tsuchimoto, Ms. Smith, Mr. Daley and Dr. Rioux.

The Compensation Committee made recommendations and the Board of Directors approved base salary compensation for our newly appointed and exiting executive officers effective September 2012.

To formulate its recommendations, our Compensation Committee hired Compensia, an independent compensation consulting firm to update the benchmark of our base salaries, target bonus percentages and equity compensation (stock option grants) of our Named Executive Officers compared to equivalent positions in our peer companies and against Aon Radford Global Life Sciences survey, a well-established blinded industry compensation survey.  In addition, our Compensation Committee considered individual performance.  The peer companies selected jointly by Compensia and our Compensation Committee consisted of the following:

Aegerion Pharmaceuticals	Dyax	Progenics Pharmaceutical
Affymax	Dynavax Technologies	Sangamo BioSciences
Amicus Therapeutics	MAP Pharmaceuticals	Synageva BioPharma
ArQule	Neurocrine Biosciences	Transcept Pharmaceuticals
Avanir Pharmaceuticals	Novavax	Vical
Corcept Therapeutics	Omeros	Zalicus
Curis	Oncothyreon
Depomed	Orexigen Therapeutics

These peer companies were determined to be appropriate from a market capitalization and from a corporate progress/stage of development and corporate strategy perspective. At the time of the peer review, the Company's market capitalization was below the median of the peer group market capitalization (200-day average market capitalization as of September 5, 2012). In addition, our Compensation Committee considered individual performance, recommendations submitted by the person serving as the manager of a particular executive officer and our ability to pay at our current stage of development.

After consideration of competitive salary compensation factors, the Board of Directors acting on the recommendation of the Compensation Committee, increased (or set in the case of Ms. Smith and Ms. Erbez) the salaries of our Named Executive Officers.

Name	Position	Effective September 1, 2012* Annual Base Salary
Christopher M. Starr, Ph.D.	Chief Executive Officer and Director	$410,000
Georgia Erbez	Chief Financial Officer, Secretary and Treasurer	330,000
Kim R. Tsuchimoto**	Former Chief Financial Officer, Secretary and Treasurer (currently Vice President, Finance)	255,465
Julie Anne Smith	Executive Vice President, Strategy, Chief Operations Officer	350,000
Patrice P. Rioux., M.D., Ph.D.	Chief Medical Officer	338,300
Ted Daley	Chief Business Officer	292,000

* For Ms. Smith and Ms. Erbez, salaries are effective upon their hire date of September 10, 2012.
** Ms. Tsuchimoto was appointed VP, Finance as of September 10, 2012.

Annual Incentive Cash Bonus and Other Non-Equity Incentive Plan Compensation
All of our executive officers are eligible for annual and discretionary cash and stock option bonuses pursuant to their employment agreements.

Our Compensation Committee has implemented an annual performance program.  Annual performance goals are determined and documented in writing at the beginning of each fiscal year for the Company as a whole (corporate goals) and for each executive (individual goals).  Should there be a meaningful change in our situation, environment, or operating strategy, goals may be modified or new, more appropriate goals may be instituted upon the recommendation of our Compensation Committee and approval by our Board of Directors.

Performance against our corporate goals and the executive's individual goals is considered by our Compensation Committee in evaluating performance and as a significant contributing factor in determining all aspects of the compensation of our executives. Performance against goals is the primary factor in determining annual cash incentive bonuses.

Goals are weighted in importance and are time-bound.  When taken as a whole, goals are intended to be challenging goals which will have a meaningful impact on stockholder value, either immediately or as preparatory steps required for future achievements.

The achievement scores are desired to be measurable and quantifiable when appropriate.  After judgmental evaluation of performance, achievement scores may be awarded which recognize partial performance of a goal or award additional score points for exceptional performance due to unanticipated challenges or superior performance.

Fiscal Year Ended August 31, 2012
Fiscal Year 2012 Corporate Goals

Our corporate goals are grouped into our major activities with the weighting shown.

Development of RP103 for Cystinosis (weighted 60%)

•	File for marketing approval in the U.S. and the EU by March 2011;
•	Respond to FDA/EMA comments to NDA/MAA filings within regulatory timeframes; and
•	Establish a European headquarters with a General Manager hired in anticipation of EU launch by June 2011.

Finance (weighted 30%)

•	Manage cash burn and execute planned programs;
•	Raise funds in order to end fiscal year 2012 with one year of cash; and
•	Improve stockholder base by increasing stock ownership percentage of the target stockholder groups.

Development of RP103 for Other Indications (weighted 10%)

•	Commence our Phase 2b non-alcoholic steatohepatitis, or NASH, clinical trial by March 2012; and
•	Complete enrollment of our Phase 2/3 Huntington's disease, or HD, clinical trial in France by December 2011.

An overall corporate achievement score of 78% was determined by our Board of Directors to reflect the achievement of the majority of the most important fiscal year 2012 goals as agreed in advance by the Board of Directors, including completion of key regulatory filings for our RP103 cystinosis program, commencement of our NASH Phase 2b clinical trial, complete enrollment of our Huntington's disease Phase 2/3 clinical trial, and meeting critical financial objectives.  Goals that were not met or only partially met were generally lower weighted goals, including a delay in the full enrollment of the HD clinical trial and the improvement of our stockholder base.

Fiscal Year 2012 Individual Goals

Our Chief Executive Officer's individual goals are identical to the corporate goals.  Individual goals are proposed by each executive and reviewed by our Chief Executive Officer.  After review and modification, if necessary, by our Compensation Committee, the goals are approved by our Board of Directors.

        In fiscal year 2012, a significant percentage of the value of the individual executive officer's goals was based on our performance against his/her goals which directly support our corporate goals.  During fiscal year 2012, each executive officer made a significant contribution to the achievement of our corporate goals.  The remaining value is based on achievement of goals which are more focused on needed achievements within the executive's areas of responsibility.
Each organizational level in the Company has a target percentage of the annual base salary for annual incentive bonus awards.  Such awards are granted at the sole discretion of our Board of Directors, include subjective aspects of performance, and can be modified based on multiple factors including our available financial resources, our overall performance and others.  Bonuses are pro-rated for the time of service within the year.  An employee must still be in active service at the time of our board's determination to be eligible to be paid an annual incentive bonus.

 Awards can vary up to 125% of the target percentage based on assessment of the achievement of meaningful additional goals or sustained superior performance in the conduct of duties and responsibilities in the employee's position.

The percentages are set at 100% achievement of applicable corporate and individual goals.  The target bonus percentages for our Named Executive Officers for fiscal year 2012 were as follows: Dr. Starr 40% of his annual base salary; Ms. Tsuchimoto and Mr. Reichenberger 27.5% each; and Mr. Daley and Dr. Rioux 30% each.

Fiscal Year 2012 Goal Achievements for Christopher M. Starr, Ph.D., Our Chief Executive Officer

Dr. Starr's annual incentive bonus equals 40% of base salary (the base salary target percentage) multiplied by a corporate achievement score of 78% equaled an annual incentive bonus of $112,000.  The corporate achievement score of 78% reflects the judgment of the Board of Directors that the majority of the fiscal year 2012 goals as agreed in advance were met, as described above.

Fiscal Year 2012 Goal Achievements for Kim R. Tsuchimoto, Our Former Chief Financial Officer, Secretary and Treasurer (Currently VP, Finance)

 Ms. Tsuchimoto had a major role in the achievement of our corporate financial goals.  In recognition of this factor, corporate financial goals account for 50% of Ms. Tsuchimoto's fiscal year 2012 annual incentive bonus, while individual goals account for the remaining 50%.  Ms. Tsuchimoto's annual incentive bonus (which target was up to 27.5% of her base salary) for fiscal year 2012 totaled $65,000 and was based upon achievement of 90% of the corporate financial goals and on the achievement of 100% of the following individual goals:  establishment of European tax structure; continued development of strategic financial model by major product programs in accordance with project plan; and merging two holding companies in order to reduce Delaware taxes by December 2011.

Fiscal Year 2012 Goal Achievements for Ted Daley, Our Chief Business Officer

Mr. Daley had a major role in the achievement of our corporate goals.  In recognition of this factor, corporate program goals account for 85% of Mr. Daley's fiscal year 2012 annual incentive bonus, while individual goals account for the remaining 15%.  Mr. Daley's annual incentive bonus (which target was up to 30% of his base salary) for fiscal year 2012 totaled $65,000 and was based upon achieving 88% of his corporate goals and 33% of the following individual goals (representing an achievement score percentage of 80%): continued development of strategic financial model by major product programs in accordance with project plan (achieved); and obtain a second out-license partner for Convivia (not achieved).

Fiscal Year 2012 Goal Achievements for Patrice Rioux, M.D., Ph.D., Our Chief Medical Officer

Dr. Rioux had a major role in the achievement of our corporate goals.  In recognition of this factor, corporate program goals account for 100% of Dr. Rioux's fiscal year 2012 annual incentive bonus.   Dr. Rioux's annual incentive bonus (which target was up to 30% of his base salary) for fiscal year 2012 totaled $80,000 and was based upon achievement of 80% achievement of the corporate program goals (priority review was not obtained and HD full enrollment was achieved later than the goal date of December 2011).

Fiscal Year 2012 Goal Achievements for Patrick Reichenberger, Our Vice President, Commercial Operations

 Mr. Reichenberger had a minor role in the achievement of our corporate program goals but achieved significant individual goals. Corporate program goals account for 15% of Mr. Reichenberger's fiscal year 2012 annual incentive bonus, while individual goals account for 85%.  Mr. Reichenberger's annual incentive bonus (which target was up to 27.5% of his base salary) for fiscal year 2012 totaled $50,000 and was based upon achieving 100% of his corporate program goal of establishing a European headquarters and hiring a European General Manager of European commercial operations and on achieving 100% of the following individual goals (representing an achievement score percentage of 85%):  setting up a patient registry by August 2012; establishing a reimbursement HUB for RP103 (RaptorCares™) by August 2012; commencing implementation of early-access, named patient program for cystinosis patients; continuing development of strategic financial model by major product programs in accordance with project plan; completing a European distribution agreement.

In summary, after further qualitative discussion of the level of achievement for each Named Executive Officer, consideration of partial achievement of goals, assessments of adverse changes in environmental conditions which can change the difficulty of achievement of a goal, changes within the fiscal year of corporate operating strategy and priorities, and other factors, the Board of Directors awarded the following annual incentive bonuses to our Named Executive Officers:

Name and Position	Fiscal Year 2012 Annual Incentive Bonus
Christopher M. Starr, Ph.D. Chief Executive Officer	$112,000
Kim R. Tsuchimoto, Former Chief Financial Officer	65,000
Ted Daley, President	65,000
Patrice P. Rioux, M.D., Ph.D., Chief Medical Officer	80,000
Patrick Reichenberger, VP, Commercial Operations	50,000

Four month transition period from September 1, 2012 through December 31, 2012

The target bonus percentages for our Named Executive Officers effective September 2012 are as follows: Dr. Starr 50% of his annual base salary; Ms. Erbez and Ms. Smith 40% each; Mr. Daley and Dr. Rioux 35% each and Ms. Tsuchimoto 27.5%.  These target bonus percentages were increased (or were set for new executive officers) after review practices of our peer companies indicated that our previous percentages were not competitive with our peer company compensation practices and could contribute unfavorably to the competitive compensation position for key executives of our Company.

Our corporate goals effective September 2012 are grouped into our major activities with the weighting shown.

Development of RP103 for Cystinosis (weighted 70%)

•	NDA approval on PDUFA date;
•	MAA approval Q3 calendar 2013;
•	Meet patient enrollment goals for RaptorCares™ in U.S. and EU;
•	Launch in the U.S. as per schedule and achieve meaningful net revenue goals; and
•	Obtain orphan exclusivity from FDA/EMA.

Finance (weighted 25%)

•	End 2013 with cash balance equivalent to one year's projected cash burn; and
•	Meet or exceed EBITDA goal for calendar 2013.

RP103 – Other (weighted 5%)

•	Contract with second source supplier.

Dr. Starr's individual goals are 100% of the corporate goals.  Ms. Erbez's individual goals include the Finance goals above plus metrics related to internal financial reporting, valuation analyses, internal controls, spending controls and information technology.  Ms. Smith's individual goals include the RP103 - Other goal listed above plus goals related to revenue, reimbursement, patient identification, drug supply and program management.  Mr. Daley's and Dr. Rioux's individual goals include the Cystinosis goals listed above, and for Mr. Daley also include goals related to cystinosis patient support and pricing initiatives and business development milestones.  Dr. Rioux's individual goals also include initiating and reporting clinical studies in support of pricing, new markets and new indications for cysteamine and patient support initiatives. Ms. Tsuchimoto's individual goals include spending controls and improving internal financial reporting standards and practices.

Corporate and individual goals are weighted based upon importance and impact to Raptor.

Equity Incentive Programs (Currently Based on Stock Options)

We believe that equity grants provided to our executive officers (and all members of our team) create a strong link to our long-term financial and equity market performance, create an ownership culture, and closely align the interests of our executive officers with the interests of our stockholders. Because of the direct relationship between the value of an equity award  and the future market price of our common stock, we believe that granting equity awards is the best method of motivating executive officers to manage in a manner that is consistent with our stockholders' and our Company's interests. In addition, we believe that the continuous vesting feature of our equity grants promotes executive officer (and staff) retention because this feature provides an incentive of potentially increasing value to our executive officers during the vesting period.
In determining the size of equity grants to our executive officers, our Compensation Committee considered: our performance; the applicable executive officer's performance; comparative competitive levels of equity compensation for similar peer companies; the vesting of such awards; the number of shares available under our 2010 Equity Incentive Plan, or the 2010 Plan, and projected future needs to support future staff growth; the recommendations of management and consultants; and external data sources which support a comparative competitive analyses.
With respect to newly hired executives, our practice is to include equity compensation (currently based on stock option grants) as an integral part of the compensation package for inclusion in the executive's employment agreement. The compensation package, including the stock option grant, is approved by a unanimous written consent executed by our Board of Directors. The executive's stock option exercise price is based upon the closing price the day preceding the later of board approval or the executive's first day of employment.
Under the 2010 Plan, we were initially authorized to grant up to an aggregate of 3,000,000 stock options or restricted stock or restricted stock units over the ten year life of the 2010 Plan.  On April 7, 2011, our stockholders passed amendments to the 2010 Plan which allow for an increase of the grant pool based upon 5% of our common stock outstanding as of April 7, 2011, August 31, 2011 and August 31, 2012 up to an aggregate maximum increase of 6,000,000 shares.  The April 7, 2011, August 31, 2011 and August 31, 2012 increases added 1,629,516, 1,778,459 and 2,528,407 shares, respectively, available for grant under the 2010 Plan.  As of December 31, 2012, options to purchase 7,790,794 shares of our common stock were outstanding and 1,947,420 shares of our common stock remained available for future issuance under the 2010 Plan.
Stock Options.  Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day prior to grant, typically vest over a four-year period with 6/48ths vesting six months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment or service, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or the Code.  In special, limited circumstances, we have granted stock options, which vested 25% upon grant and 1/36th per month thereafter and expire 10 years from the grant date.  Our annual grants to our non-employee directors vest 25% per quarter.
Restricted Stock and Restricted Stock Units.  Our 2010 Plan authorizes us to grant restricted stock and restricted stock units.  We have not issued restricted stock or restricted stock units under the 2010 Plan. The Compensation Committee reviews the relative advantages and disadvantages of restricted stock as a compensation alternative at each annual cycle and may issue restricted stock in the future depending on the analysis in the future.

Fiscal Year Ended August 31, 2012
                         In September 2011, our Compensation Committee analyzed our equity compensation program compared to equity compensation in comparative companies. This analysis was a continuation of analysis performed by our Compensation Committee and board in 2010 based on input from investors, from their own professional experience, and from our own comparative analysis, that our equity compensation program was not competitive in our segment of the biopharmaceutical industry.
A brief outline of the comparative equity compensation study follows: The study was based on equity compensation comparisons between a group of 23 comparative companies and the Company.  The selected comparative companies were companies whose common stock is traded on the NASDAQ or the NYSE/AMEX stock exchanges, had market capitalizations between approximately $35 million and $350 million, and were in the biopharmaceutical industry at approximately the same stage of development (development stage with products in development but without a commercial product base) as us.  Compensation and stock data was extracted from public records for the 23 comparative companies and for us.  The data was used to calculate the fully diluted number of common shares outstanding for each company and for each company's equity compensation program.  Additional data was extracted for chief executive officer total and cash compensation and for the accumulated deficit for each company.
The companies whose data was used in the fiscal year 2012 comparative company analysis were:

Acadia	Dynavax Technologies	Oncothyreon
Amicus Therapeutics	GenVec	Peregrine Pharmaceuticals
Anadys Pharmaceuticals	Inovio Pharmaceuticals	Stem Cells, Inc.
ArQule	Neurocrine Biosciences	Sunesis
Avanir Pharmaceuticals	NeurogesX	Transcept Pharmaceuticals
Celldex Therapeutics	Novavax	Vical
Cytokinetics	Omeros	Zalicus
CytRX Corporation	OncoGenex Pharmaceuticals

The primary measurement for each company was the percent calculated by the fully diluted equity compensation common share equivalents (primarily stock options, restricted stock and restricted stock units, and stock options exercised) divided by the total fully diluted common shares outstanding (primarily common stock outstanding, stock options outstanding and warrants outstanding).

 In percent of equity compensation divided by fully diluted common stock equivalents outstanding, we ranked 20 of the 24 comparative companies (including us) in the study; our percentage was 6.9% and the median percent was 9.75%. In terms of the current market capitalization divided by the accumulated deficit, we ranked first in this approximate measurement of the efficiency of the company in creating stockholder value.

After consideration of this analysis, which reflects our less than competitive position compared to peer or comparative companies, our Compensation Committee recommended that actions should be initiated to improve over time our equity compensation position to approximate the median value of the equity compensation programs of our peers. In line with our equity award program initiated in October 2010, we continue our initiative of granting additional stock options (in a proportional manner based on the recently reviewed 2011 annual awards) to officers, directors and staff to increase the potential future value of their equity compensation.

Our Compensation Committee plans to review the competitive equity compensation position of our Company annually.  Actions, if any, will be based on the performance of our Company and individuals, available stock options for equity compensation, an updated competitive analysis and other factors.

Fiscal Year 2012 Equity Compensation Award

 On September 22, 2011, after a discussion of the equity compensation situation and alternatives, our board approved the recommendation of our Compensation Committee.  With respect to our Named Executive Officers and our non-employee directors, our board awarded stock options relating to fiscal year 2012 to purchase up to the following number of shares at an exercise price of $5.13 per share, vesting 6/48ths on the 6 month anniversary of the grant date and 1/48th per month thereafter, with a 10 year expiry from grant date: Dr. Starr 345,048 shares; Ms. Tsuchimoto, Mr. Daley and Dr. Rioux 113,616 shares each; and Mr. Reichenberger 90,000 shares. In addition, our Named Executive Officers were awarded annual stock option grants to purchase up to the following number of shares: Dr. Starr 115,016 shares; Ms. Tsuchimoto, Mr. Daley and Dr. Rioux 37,872 shares each; and Mr. Reichenberger 20,000 shares.  Dr. Starr did not participate in the discussion or approval of his option grant.
Also, the non-employee members of our board as of September 22, 2011 (Mr. Anderson, Dr. Bruhn, Dr. Franklin, Dr. Keltner, Mr. Sager, Mr. Samant and Mr. Walbert), were each granted options to purchase 90,000 shares with the same terms as executive officers, as outlined above.  These grants were in addition to annual stock option grants to purchase up to the following number of shares: Mr. Anderson, Dr. Franklin, Dr. Keltner and Mr. Sager 30,000 shares each and Dr. Bruhn, Mr. Samant and Mr. Walbert 15,000 shares each, all of which vest 25% per quarter.

The effect of the September 22, 2011 stock option grants was to make our equity compensation program more competitive by increasing the percentage of equity compensation to the fully diluted common share equivalents outstanding to 9.4% which was considered by the Company to be closer to the target of the 9.75% median percentage.

 In summary, during the fiscal year ended August 31, 2012, our Named Executive Officers were awarded stock options in the amounts indicated below. All options granted to our Named Executive Officers are intended to be qualified stock options as defined under Section 422 of the Code to the extent possible.

Name and Position	Fiscal Year 2012 Equity Compensation Awards
Christopher M. Starr, Ph.D. Chief Executive Officer and Director	460,064
Kim R. Tsuchimoto, Former Chief Financial Officer, Secretary and Treasurer (currently VP, Finance)	151,488
Ted Daley, President	151,488
Patrice P. Rioux, M.D., Ph.D., Chief Medical Officer	151,488
Patrick Reichenberger, VP, Commercial Operations	110,000

Four month transition period from September 1, 2012 through December 31, 2012

Equity Compensation Award

In September 2012, our Compensation Committee engaged Compensia, an independent compensation consulting firm to analyze our equity compensation program for our Named Executive Officers compared to equity compensation of equivalent named executive officers in comparative companies as discussed above in the section Base Salary – four month transition period from September 1, 2012 through December 31, 2012.

 On September 25, 2012, after a discussion and review of Compensia's compensation report, our board approved the recommendation of our Compensation Committee to implement Compensia's results.  With respect to our Named Executive Officers and our directors, our board awarded stock options relating to fiscal year 2013 to purchase up to the following number of shares at an exercise price of $5.49 per share, vesting 6/48ths on the 6 month anniversary of the grant date and 1/48th per month thereafter, with a 10 year expiry from grant date: Dr. Starr 150,000 shares; Mr. Daley and Dr. Rioux 67,000 shares each.  Since Ms. Erbez and Ms. Smith were hired on September 10, 2012, and had received new hire stock options, no other incentive options were granted to either of them.  Dr. Starr did not participate in the discussion or approval of his option grant.
Also, the non-employee members of our board as of September 25, 2012 (Mr. Anderson, Dr. Bruhn, Dr. Franklin, Dr. Keltner, Mr. Sager, Mr. Samant and Mr. Walbert), were each granted options to purchase 50,000 shares which vest 25% per quarter.

 In summary, during the four months ended December 31, 2012, our Named Executive Officers were awarded stock options in the amounts indicated below. All options granted to our Named Executive Officers are intended to be qualified stock options as defined under Section 422 of the Code to the extent possible.

Name and Position	Four Month Transition Period from September 1, 2012 through December 31, 2012 Equity Compensation Awards
Christopher M. Starr, Ph.D. Chief Executive Officer and Director	150,000
Julie Anne Smith, EVP, Chief Operations Officer	190,000
Georgia Erbez, Chief Financial Officer, Secretary and Treasurer	190,000
Kim R. Tsuchimoto, Former Chief Financial Officer, Secretary and Treasurer (currently VP, Finance)	39,000
Ted Daley, Chief Business Officer	67,000
Patrice P. Rioux, M.D., Ph.D., Chief Medical Officer	67,000

Perquisites

Broad-based benefit plans are an integral component of competitive executive compensation packages. Our benefits include a 401(k) savings plan with the Company matching provisions (when such matching is financially viable), healthcare benefits such as medical, dental, and vision plans, and disability and life insurance benefits. We have no structured perquisite benefits, and do not provide any deferred compensation programs or supplemental pensions to any executives.  At its discretion, our Compensation Committee may revise, amend or add to the executive's benefits if it deems it advisable.

During our fiscal year ended August 31, 2012 and our four month transition period from September 1 to December 31, 2012, our executives did not receive any perquisites and were not entitled to benefits that are not otherwise available to all of our employees. In addition, we did not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

   Defined Contribution Plan

We maintain a qualified retirement plan pursuant to Code Sections 401(a) and 401(k) covering substantially all employees, subject to certain minimum age and service requirements, herein referred to as our 401(k) Plan. Our 401(k) Plan allows employees to make voluntary pre-tax contributions. The assets of the 401(k) plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant.

Employees who participate in our 401(k) Plan may contribute to their 401(k) account up to the maximum amount that varies annually in accordance with the Code. We also make available to 401(k) plan participants the ability to direct the investment of their 401(k) accounts in a well-balanced spectrum of various investment funds.

At our discretion, we provide for a 401(k) Company matching in the amount of 100% of the first 3% of salary that an employee defers and 50% of the next 2% of salary that an employee defers, in compliance with the Internal Revenue Service's Safe Harbor rules.

Summary Compensation Table

Fiscal Year Ended August 31, 2012
The following table reports summary compensation information for the following individuals, referred to as our Named Executive Officers: (1) Raptor's principal executive officer (Chief Executive Officer) during our fiscal year ended August 31, 2012; (2) Raptor's principal financial officer (Chief Financial Officer) during our fiscal year ended August 31, 2012; and (3) our three most highly compensated executive officers other than the principal executive officer or principal financial officer who were serving as executive officers as of the end of our fiscal year ended August 31, 2012.

Name and Principal Position	Fiscal Year Ended August 31,	Salary ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Christopher M. Starr, Ph.D.	2012	356,807	794,425	112,000	14,953	1,278,185
Chief Executive Officer and Director	2011	346,415	489,813	111,996	15,976	964,200
	2010	277,200	8,827	68,280	1,266	355,573

Kim R. Tsuchimoto	2012	255,465	278,325	65,000	13,739	612,529
Former Chief Financial Officer, Secretary and Treasurer	2011	248,024	166,982	52,404	11,816	479,226
(Currently, VP, Finance)	2010	240,800	11,968	68,100	1,286	322,154

Ted Daley	2012	265,458	286,623	65,000	14,848	631,929
President, Raptor Therapeutics	2011	250,432	182,800	61,839	12,013	507,084
(Currently Chief Business Officer)	2010	240,800	25,992	78,100	1,234	346,126
.
Patrice P. Rioux, M.D., Ph.D.	2012	321,041	278,390	80,000	15,738	695,169
Chief Medical Officer	2011	298,480	160,437	67,681	13,436	540,034
	2010	283,208	47,074	25,000	1,678	356,960

Patrick Reichenberger (4)	2012	234,600	188,937	50,000	1,735	475,272
VP, Commercial Operations	2011	153,333	49,289	47,969	553	251,144
	2010	–	–	–	–	–

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal years ended August 31, 2012, 2011 and 2010 for the fair value of the stock options granted since inception to each of our Named Executive Officers, in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the fiscal years ended August 31, 2012, 2011 and 2010, please refer to the notes in our consolidated financial statements included elsewhere in the Form 10-KT. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our Named Executive Officers.

(2)
Cash bonuses for fiscal year 2012 include accruals of bonuses paid in October 2012 based upon milestones achieved by us for the fiscal year ended August 31, 2012.  Cash bonuses for fiscal year 2011 include accruals of bonuses paid in September 2011 based upon milestones achieved by us for the fiscal year ended August 31, 2011.  Cash bonuses for fiscal year 2010 include accruals of bonuses paid in October 2010 based upon milestones achieved by us for the period March 1, 2010 through August 31, 2010 of $41,580 for Dr. Starr, $30,100 for Ms. Tsuchimoto and $30,100 for Mr. Daley. Also in consideration of his agreement to cancel the last two potential milestone stock option bonuses in his April 2009 offer letter, Dr. Rioux was paid a $25,000 bonus in November 2010.  Also included in the bonuses for fiscal year 2010 are bonuses paid in March 2010, based upon milestones achieved by us during the period from September 1, 2009 through February 28, 2010 of $26,700 to Dr. Starr, $38,000 to Ms. Tsuchimoto and $38,000 to Mr. Daley.  In addition, Mr. Daley earned a $10,000 bonus in fiscal year 2010 resulting from the execution of a licensing agreement with Uni Pharma for the development of Convivia TM in Taiwan in July 2010 pursuant to his employment agreement.

(3)	All Other Compensation includes 401(k) matching funded by us, life insurance premiums paid by us where the executive is the beneficiary and employee-taxable commuting benefits.
(4)	Mr. Reichenberger commenced his employment on January 3, 2011.

Four month transition period from September 1, 2012 through December 31, 2012
The following table reports summary compensation information for the following individuals, referred to as our Named Executive Officers: (1) Raptor's principal executive officer (Chief Executive Officer) during the four month transition period from September 1, 2012 through December 31, 2012; (2) each person serving as Raptor's principal financial officer (Chief Financial Officer) during the four month transition period from September 1 to December 31, 2012; and (3) our three most highly compensated executive officers other than the principal executive officer or principal financial officer who were serving as executive officers as of the end of our year ended December 31, 2012.

Name and Principal Position	Period	Salary ($)	Option Awards (1)($)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Christopher M. Starr, Ph.D.	September 1 to December 31, 2012	136,667	308,922	–	4,017	449,606
Chief Executive Officer and Director

Georgia Erbez (4)	September 10 to December 31, 2012	103,125	53,958	–	1,844	158,927
Chief Financial Officer, Secretary and Treasurer

Kim R. Tsuchimoto (4)	September 1 to December 31, 2012	85,155	106,509	20,000	6,034	217,698
Former Chief Financial Officer, Secretary and Treasurer (currently VP, Finance)

Julie Anne Smith (4)	September 10 to December 31, 2012	109,375	53,958	–	2,280	165,613
EVP, Strategy, Chief Operations
Officer

Patrice P. Rioux, M.D., Ph.D.	September 1 to December 31, 2012	112,767	114,766	–	5,106	232,639
Chief Medical Officer

Ted Daley	September 1 to December 31, 2012	97,333	114,753	–	6,558	218,644
Chief Business Officer

(1)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the four months ended December 31, 2012 for the fair value of the stock options granted since inception to each of our Named Executive Officers, in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the four months ended December 31, 2012, please refer to the notes in our consolidated financial statements included elsewhere in the Form 10-KT. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our Named Executive Officers.

(2)
As of December 31, 2012, bonuses for the four months ended December 31, 2012 have been estimated and accrued for financial reporting purposes.  Achievement of targets and awarding of bonuses for 2013 will be assessed and paid in early 2014.

(3)	All Other Compensation includes 401(k) matching funded by us, life insurance premiums paid by us where the executive is the beneficiary and employee-taxable commuting benefits.
(4)	Ms. Erbez and Ms. Smith commenced employment on September 10, 2012 and Ms. Tsuchimoto was appointed VP, Finance on September 10, 2012.

Employment Agreements
Dr. Starr entered into an employment agreement with us in May 2006.  Dr. Starr's employment agreement described below is currently still in effect.
Dr. Starr's employment agreement had an initial term of three years commencing on May 1, 2006, and automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under his agreement, Dr. Starr is entitled to an annual salary of $150,000, which may be increased from time to time in the discretion of our Board of Directors, and stock options to purchase 58,281 shares of our common stock at an exercise price of $2.83 per share, which vested over three years with a six month cliff vest and expires 10 years from grant date. Dr. Starr's annual salary is subject to annual review and potential increase by our Board of Directors. In addition, he is eligible for annual bonuses based upon our annual bonus compensation program.  Information regarding Dr. Starr's annual salary and bonus received during the year ended August 31, 2012 are described below under the headings "Annual Incentive Cash Bonuses" and "Equity Incentive Programs (Currently Based on Stock Options)" above. Dr. Starr's employment agreement was amended effective as of January 1, 2009 for purposes of bringing his employment agreement into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.
In September 2012, we appointed Georgia L. Erbez as our Chief Financial Officer and, we entered into an employment agreement with Ms. Erbez, or the Erbez Employment Agreement, dated September 10, 2012. The Erbez Employment Agreement has an initial term of three years commencing on September 10, 2012, and renews automatically for successive one year periods, unless either party provides notice to the other terminating the agreement. Under the Erbez Employment Agreement, Ms. Erbez is entitled to an annual salary of $330,000, the amount of which may be increased from time to time in the discretion of our Board of Directors, and stock options to purchase 190,000 shares of our common stock at the closing price on September 7, 2012, the business day preceding the date of grant. These stock options vest 6/48ths on the six-month anniversary of such grant and 1/48th per month thereafter and expire ten years from date of grant.  In addition, Ms. Erbez is eligible for annual and discretionary cash bonuses as determined by our Board of Directors, provided, however, that Ms. Erbez must be employed on the date any such bonus actually is paid in order to be eligible to receive such bonus. The annual discretionary bonus has a target payment of 40% of Ms. Erbez's base salary for the year in question.
On September 10, 2012, we entered into an employment agreement with Julie A. Smith naming her its Executive Vice President, Strategy, and Chief Operating Officer. The agreement provides for similar terms as the Erbez Employment Agreement, except for the following terms.  Under the agreement, Ms. Smith is entitled to an annual salary of $350,000, the amount of which may be increased from time to time in the discretion of our Board of Directors, and stock options to purchase 190,000 shares of our common stock at the closing price on September 7, 2012, the business day preceding the date of grant.  Further, Raptor Therapeutics will reimburse Ms. Smith for reasonable relocation expenses, not to exceed in the aggregate, $50,000, and commuting expenses related to the performance of Ms. Smith's duties until the earlier of August 31, 2013 or the date Ms. Smith moves her primary residence to the San Francisco Bay Area.
Kim R. Tsuchimoto originally entered into an employment agreement with us in May 2006, or the Prior Tsuchimoto Employment Agreement.  The Prior Tsuchimoto Employment Agreement was in effect throughout the fiscal year ended August 31, 2012. As of September 10, 2012, Ms. Tsuchimoto was appointed our Vice President, Finance, and we entered into a new employment agreement with Ms. Tsuchimoto, or the Current Tsuchimoto Employment Agreement.
The Prior Tsuchimoto Employment Agreement had an initial term of three years commencing on May 1, 2006, and automatically renewed for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under the Prior Tsuchimoto Employment Agreement, Ms. Tsuchimoto was entitled to an annual salary of $160,000, which could be increased from time to time in the discretion of our Board of Directors, and stock options to purchase 58,281 shares of our common stock at an exercise price of $2.57 per share, which vested over three years with a six month cliff vest and expires 10 years from grant date. The Prior Tsuchimoto Employment Agreement provided that Ms. Tsuchimoto's annual salary was subject to annual review and potential increase by our Board of Directors. In addition, Ms. Tsuchimoto was eligible for annual bonuses based upon our annual bonus compensation program. Information regarding Ms. Tsuchimoto's annual salary and bonus received during the year ended August 31, 2012 are described below under the headings "Annual Incentive Cash Bonuses" and "Equity Incentive Programs (Currently Based on Stock Options)" above. The Prior Tsuchimoto Employment Agreement was amended effective as of January 1, 2009 for purposes of bringing her employment agreement into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.

The Current Tsuchimoto Employment Agreement reflects Ms. Tsuchimoto's appointment as the Company's Vice President, Finance and provides for similar terms as the Prior Tsuchimoto Employment Agreement, except for the following terms.  Under the Current Tsuchimoto Employment Agreement, Ms. Tsuchimoto is entitled to an annual salary of $255,465, the amount of which may be increased from time to time in the discretion of our Board of Directors.  Ms. Tsuchimoto was paid a one-time bonus of $20,000 pursuant to the agreement.  In addition, all of Ms. Tsuchimoto's remaining unexercised options granted on May 26, 2006, to purchase 47,021 shares of our common stock remain exercisable until expiration of the options on May 26, 2016, so long as Ms. Tsuchimoto remains employed with us through the six month anniversary of the agreement.
On September 7, 2007, we entered into an employment agreement with Ted Daley for a term of 18 months which automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under Mr. Daley's agreement, Mr. Daley is entitled to an annual salary of $150,000 and stock options to purchase 34,969 shares of our common stock at an exercise price of $2.23 per share, which vest over four years with a six month cliff vest and expire 10 years from grant date. In August 2008, RPC's compensation committee recommended, and its Board of Directors approved, a stock option grant to Mr. Daley for the purchase of 23,313 shares of our common stock at an exercise price of $1.88 per share, which vests 6/48ths upon the six-month anniversary of the grant date and 1/48th per month thereafter and expires ten years from the grant date. Mr. Daley's 2008 stock options were granted in order to increase his initial employment stock option grant to be equal to the stock option grants of our other executive officers. Mr. Daley's annual salary is subject to annual review and potential increase by our Board of Directors. Pursuant to Mr. Daley's employment agreement, Mr. Daley is eligible to receive certain cash bonuses based on triggering events related to the successful development of our Convivia™ product development program. In addition, Mr. Daley is eligible for annual bonuses based upon our annual bonus compensation program. Information regarding Mr. Daley's annual salary and bonuses received during the year ended August 31, 2012 are described below under the headings "Annual Incentive Cash Bonuses" and "Equity Incentive Programs (Currently Based on Stock Options)" above.  Mr. Daley's employment agreement was amended effective as of January 1, 2009 for purposes of bringing his employment agreement into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.
In April 2009, we executed an employment arrangement with Dr. Rioux with an annual base salary of $280,000 and stock options to purchase 34,969 shares of our common stock at an exercise price of $0.85 per share, which vest over four years with a six month cliff vest and expire 10 years from grant date. Dr. Rioux's annual salary is subject to annual review and potential increase by our Board of Directors.  In addition, Dr. Rioux is eligible for annual bonuses based upon our annual bonus compensation program.  Information regarding Dr. Rioux's annual salary and bonuses received during the year ended August 31, 2012 are described below under the headings "Annual Incentive Cash Bonuses" and "Equity Incentive Programs (Currently Based on Stock Options)" above.
In January 2011, we executed an employment arrangement with Patrick Reichenberger with an annual base salary of $230,000.  Mr. Reichenberger also earned a $10,000 sign-on bonus and is eligible for an annual bonus based upon our annual bonus compensation program.  Mr. Reichenberger was granted stock options to purchase up to 120,000 shares of our common stock at an exercise price of $3.52 which vest over four years with a six month cliff vest and expire 10 years from grant date. Information regarding Mr. Reichenberger's annual salary and bonuses received during the year ended August 31, 2012 are described below under the headings "Annual Incentive Cash Bonuses" and "Equity Incentive Programs (Currently Based on Stock Options)" above.
If Dr. Starr's employment is constructively terminated or terminated by us without cause, including in the event of a change of control, then he will be entitled to continue to receive his base salary, bonus and other benefits for a period of 12 months from the date of termination.  In addition, if the termination occurs after a change of control, all of Dr. Starr's vested and unvested options to purchase our stock are immediately exercisable in full. If Ms. Erbez's, Ms. Smith's or Ms. Tsuchimoto's employment is constructively terminated or terminated by us without cause not during the 12 months following a change in control, she will be entitled to continue to receive her base salary and other certain benefits for 12 months after such termination.  In addition, all of her vested options or stock appreciation rights with respect to our common stock will remain exercisable until the first anniversary of the termination of her employment, and all shares of our common stock owned by her will immediately be released from any and all resale or repurchase rights restrictions.  If Ms. Erbez, Ms. Smith or Ms. Tsuchimoto is terminated without cause or is constructively terminated by us within the 12 months following a change in control, in addition to the payments described in the preceding two sentences, all of her unvested equity and equity-based awards (including stock options) will vest immediately and will remain exercisable until the second anniversary of the termination of employment.  Additionally, she will be entitled to a lump sum payment equal to the average of the annual bonus payments received by her in the two years preceding the year of termination.  If Mr. Reichenberger's, Dr. Rioux's or Mr. Daley's employment is constructively terminated or terminated by us without cause, including in the event of a change of control, then such officer will be entitled to continue to receive his base salary and certain other benefits for a period of six months from the date of termination.
If any officer's employment is terminated for cause, by death or due to a voluntary termination, we shall pay to such officer, or in the case of termination due to death, his or her estate, the compensation and benefits payable through the date of termination or, in the case of Ms. Erbez, Ms. Smith and Ms. Tsuchimoto, if such officer's employment is terminated by death, through the third month anniversary of termination.

If any officer's employment is terminated due to disability, we shall pay to such officer the compensation and benefits payable through the date of termination.  Except for Mr. Reichenberger and Dr. Rioux, we shall continue to pay such officer's salary for three months following such termination, at the end of which time such officer may be entitled to receive short-term and eventually long-term disability benefits, subject to the terms of and pursuant to our then current disability insurance plans.  In addition, Dr. Starr is entitled a prorated bonus for three months following such termination.
Annual Incentive Cash Bonuses

In September 2012, our Compensation Committee recommended and our board approved cash bonuses for achievements during our fiscal year ended August 31, 2012.  Corporate goal achievements included:   Filing the NDA and MAA by March 2012, responding to FDA and EMA requests within regulatory deadlines, obtaining priority review from the FDA/EMA, establish European headquarters by May 2012, initiate the NASH Phase 2b trial by November 2011, complete HD Phase 2/3 enrollment by December 2011, manage cash burn of $32 million for planned operations for fiscal year 2012, finance the company in order to maintain a cash balance of approximately $40 to $42 million at end of fiscal year 2012 and improve stockholder base by increasing the ownership percentage of target stockholder groups by 5% over the percentage at the start of fiscal year 2012.  Along with corporate goals, each officer (other than Dr. Starr who was only measured against corporate goals) was benchmarked against individual goal achievement.  The following cash bonuses were approved and paid to our Named Executive Officers in October 2012:  Dr. Starr $112,000; Ms. Tsuchimoto $65,000; Mr. Daley $65,000; Dr. Rioux $80,000; and Mr. Reichenberger $50,000.
Stock Option Grants and Exercises
During our Fiscal Year Ended August 31, 2012
Grants of Plan-Based Awards Table
The following table sets forth information concerning stock option grants made during our fiscal year ended August 31, 2012 to our Named Executive Officers named in the "Summary Compensation Table" for the fiscal year ended August 31, 2012 above. The fair value information in the far right column is for illustration purposes only and is not intended to predict the future price of our common stock. The actual future value of such stock options will depend on the market value of our common stock.

		Estimated Future Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Or Units (#)	Options (#) (1)	($/Sh)	Awards ($) (2)
Christopher M. Starr, Ph.D.	9/22/2011	__	__	__	__	__	__	__	460,064	5.13	457,213
Kim R. Tsuchimoto	9/22/2011	__	__	__	__	__	__	__	151,488	5.13	168,466
Ted Daley	9/22/2011	__	__	__	__	__	__	__	151,488	5.13	168,466
Patrice P. Rioux, M.D., Ph.D.	9/22/2011	__	__	__	__	__	__	__	151,488	5.13	168,466
Patrick Reichenberger	9/22/2011	__	__	__	__	__	__	__	110,000	5.13	113,468

(1)	Stock options vest 6/48ths on the six-month anniversary of the grant date and 1/48th per month thereafter. All options expire 10 years from their respective grant dates.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to our year ended August 31, 2012 for the fair value of the stock options granted to each of our Named Executive Officers in the fiscal year ended August 31, 2012 in accordance with ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our Named Executive Officers.

During the transition period from September 1, 2012 through December 31, 2012
Grants of Plan-Based Awards Table
The following table sets forth information concerning stock option grants made during the four month transition period from September 1, 2012 through December 31, 2012 to our Named Executive Officers named in the "Summary Compensation Table" for the four month transition period ended  December 31, 2012 above.  The fair value information in the far right column is for illustration purposes only and is not intended to predict the future price of our common stock.  The actual future value of such stock options will depend on the market value of our common stock.

		Estimated Future Payouts Under Non-Equity Incentive Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Or Units (#)	Options (#) (1)	($/Sh)	Awards ($) (2)
Christopher M. Starr, Ph.D.	9/25/2012	__	__	__	__	__	__	__	150,000	5.49	37,297
Georgia Erbez	9/10/2012	__	__	__	__	__	__	__	190,000	5.27	53,958
Kim R. Tsuchimoto	9/25/2012	__	__	__	__	__	__	__	39,000	5.49	11,474
Julie Anne Smith	9/21/2012	__	__	__	__	__	__	__	190,000	5.27	53,958
Patrice P. Rioux, M.D., Ph.D.	9/25/2012	__	__	__	__	__	__	__	67,000	5.49	19,717
Ted Daley	9/25/2012	__	__	__	__	__	__	__	67,000	5.49	19,717

(1)	Stock options vest 6/48ths on the six-month anniversary of the grant date and 1/48th per month thereafter. All options expire 10 years from their respective grant dates.
(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to our four month transition period ended December 31, 2012 for the fair value of the stock options granted to each of our Named Executive Officers for fiscal year 2013 in the four month period ended December 31, 2012 in accordance with ASC Topic 718.  These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our Named Executive Officers.

Outstanding Equity Awards
Fiscal Year Ended August 31, 2012
The following table sets forth certain information with respect to outstanding stock option awards of our Named Executive Officers for the fiscal year ended August 31, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

Christopher M. Starr, Ph.D.	38,111	(1)	–		–	2.83	5/26/2016
	34,089	(3)	12,661	(3)	–	2.02	3/9/2020
	82,666	(3)	89,858	(3)	–	2.97	10/12/2020
	237,224	(5)	107,830	(5)	–	3.54	11/22/2020
	105,429	(2)	354,635	(2)	–	5.13	9/22/2021

Kim R. Tsuchimoto	46,832	(1)	–		–	2.57	5/26/2016
	15,281	(2)	–		–	2.57	6/14/2017
	13,782	(3)	5,118	(3)	–	2.02	3/9/2020
	27,219	(3)	29,589	(3)	–	2.97	10/12/2020
	78,110	(5)	35,506	(5)	–	3.54	11/22/2020
	34,714	(2)	116,774	(2)	–	5.13	9/22/2021

Ted Daley	34,969	(2)	–		–	2.23	9/10/2017
	23,313	(2)	–		–	1.88	8/12/2018
	13,782	(3)	5,118	(3)	–	2.02	3/9/2020
	27,219	(3)	29,589	(3)	–	2.97	10/12/2020
	78,110	(5)	35,506	(5)	–	3.54	11/22/2020
	34,714	(2)	116,774	(2)	–	5.13	9/22/2021

Patrice P. Rioux, M.D., Ph.D.	3,643	(2)	5,829	(2)	–	0.85	4/16/2019
	11,656	(4)	–		–	1.66	3/30/2020
	11,656	(4)	–		–	3.05	6/28/2020
	27,219	(3)	29,589	(3)	–	2.97	10/12/2020
	78,110	(5)	35,506	(5)	–	3.54	11/22/2020
	34,714	(2)	116,774	(2)	–	5.13	9/22/2021

Patrick Reichenberger	47,499	(2)	72,501	(2)	–	3.52	1/4/2021
	25,207	(5)	84,793	(5)	–	5.13	9/22/2021

(1)	Stock options vest 6/36ths on the six month anniversary of grant date and 1/36th per month thereafter.
(2)	Stock options vest 6/48ths on the six month anniversary of grant date and 1/48th per month thereafter.
(3)	Stock options vest 6/48ths on grant date and 1/48th per month thereafter.
(4)	Stock options vest 100% upon grant date.
(5)	Stock options vest 25% immediately and the remaining 75% vests 1/36th per month.

Four month transition period from September 1, 2012 through December 31, 2012
The following table sets forth certain information with respect to outstanding stock option awards of our Named Executive Officers for the four month transition period from September 1, 2012 through December 31, 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Christopher M. Starr, Ph.D.	29,140	(1)	–		–	2.83	5/26/2016
	26,783	(3)	8,765	(3)	–	2.02	3/9/2020
	97,042	(3)	75,482	(3)	–	2.97	10/12/2020
	265,978	(5)	79,076	(5)	–	3.54	11/22/2020
	143,768	(2)	316,296	(2)	–	5.13	9/22/2021
	–	(2)	150,000	(2)	–	5.49	9/25/2022

Georgia Erbez	–	(2)	190,000	(2)	–	5.27	9/10/2022

Kim R. Tsuchimoto	43.273	(2)	–		–	2.57	5/26/2016
	13.988	(2)	–		–	2.57	6/14/2017
	13.092	(3)	3,544	(3)	–	2.02	3/9/2020
	31,953	(3)	24,855	(3)	–	2.97	10/12/2020
	87,578	(5)	26,038	(5)	–	3.54	11/22/2020
	47,338	(2)	104,150	(2)	–	5.13	9/22/2021
	–	(2)	39,000	(2)	–	5.49	9/22/2022

Julie Anne Smith	–	(2)	190,000	(2)	–	5.27	9/10/2022

Ted Daley	34,969	(2)	–		–	2.23	9/10/2017
	23,313	(2)	–		–	1.88	8/12/2018
	15,356	(3)	3,544	(3)	–	2.02	3/9/2020
	31,953	(3)	24,855	(3)	–	2.97	10/12/2020
	87,578	(5)	26,038	(5)	–	3.54	11/22/2020
	47,338	(2)	104,150	(2)	–	5.13	9/22/2021
	–	(2)	67,000	(2)	–	5.49	9/25/2022

Patrice P. Rioux, M.D., Ph.D.	6,557	(2)	2,915	(2)	–	0.85	4/16/2019
	11,656	(4)	–		–	1.66	3/30/2020
	11,656	(4)	–		–	3.05	6/28/2020
	31,953	(3)	24,855	(3)	–	2.97	10/12/2020
	87,578	(5)	26,038	(5)	–	3.54	11/22/2020
	47,338	(2)	104,150	(2)	–	5.13	9/22/2021
	–	(2)	67,000	(2)	–	5.49	9/25/2022

(1)	Stock options vest 6/36ths on the six month anniversary of grant date and 1/36th per month thereafter.
(2)	Stock options vest 6/48ths on the six month anniversary of grant date and 1/48th per month thereafter.
(3)	Stock options vest 6/48ths on grant date and 1/48th per month thereafter.
(4)	Stock options vest 100% upon grant date.
(5)	Stock options vest 25% immediately and the remaining 75% vests 1/36th per month.

Options Exercised
Fiscal year ended August 31, 2012
The following table sets forth the number and value of options exercised during our fiscal year ended August 31, 2012 for each of the Named Executive Officers.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)
Christopher M. Starr, Ph.D. (2)	20,170	67,199
Kim R. Tsuchimoto (2)	14,236	32,416
Patrice P. Rioux, M.D., Ph.D.	25,497	136,409

(1)

The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The transactions for each of Dr. Starr and Ms. Tsuchimoto were made pursuant to a Rule 10b5-1 trading plan adopted by the reporting person.

Four month transition period from September 1 to December 31, 2012
The following table sets forth the number and value of options exercised during the four month transition period from September 1, 2012 to December 31, 2012 for each of the Named Executive Officers.

	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)
Christopher M. Starr, Ph.D. (2)	20,173	63,712

(1)

The value realized upon exercise of stock options reflects the price at which shares acquired upon exercise of the stock options were sold or valued for income tax purposes, net of the exercise price for acquiring the shares.

(2)	The transactions of Dr. Starr were made pursuant to a Rule 10b5-1 trading plan adopted by Dr. Starr.

Executive Payments Upon Termination
 Change in control arrangements are designed to retain executives and provide continuity of management in the event of a change in control.  These agreements are described in more detail elsewhere in this Transition Report on Form 10-KT, including the sections titled "Annual Incentive Cash Bonuses," "Employment Agreements," and "Equity Incentive Programs (Currently Based on Stock Options)" above.

Fiscal year ended August 31, 2012
The following table quantifies the amounts that we would owe each of our Named Executive Officers upon each of the termination triggers discussed above under "Employment Agreements," assuming a termination date of August 31, 2012:
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$89,202	(3)	$–	$356,807	(2)	$356,807	(2)
Short-Term Incentive	28,000	(4)	–	112,000	(5)	112,000	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		1,841,393	(6)
Total	$117,202		$–	$468,807		$2,310,200

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718. This amount reflects our accounting expense for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Kim R. Tsuchimoto
Former Chief Financial Officer, Secretary and Treasurer (Currently VP, Finance)

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$63,866	(3)	$–	$255,465	(2)	$255,465	(2)
Short-Term Incentive	16,250	(4)	–	65,000	(5)	65,000	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		616,019	(6)
Total	$80,116		$–	$320,465		$936,484

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718. This amount reflects our accounting expense for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Ted Daley
Chief Business Officer

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$66,365		$–	$132,729	(2)	$132,729	(2)
Short-Term Incentive	16,250	(4)	–	65,000	(5)	65,000	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		616,019	(6)
Total	$82,615		$–	$197,729		$813,748

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	6 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Patrice P. Rioux, M.D., Ph.D.
Chief Medical Officer

Executive Benefits and Payments Upon Termination	Disability	Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$–	$–	$160,521	(2)	$160,521	(2)
Short-Term Incentive	–	–	–		–
Value of Unvested Equity Awards and Accelerated Vesting Stock	–	–	–		613,086	(3)
Total	$–	$–	$160,521		$773,607

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	6 months base salary.
(3)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Patrick Reichenberger
Vice President, Commercial Operations

Executive Benefits and Payments Upon Termination	Disability	Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$–	$–	$117,300	(2)	$117,300	(2)
Short-Term Incentive	–	–	–		–
Value of Unvested Equity Awards and Accelerated Vesting Stock	–	–	–		515,451	(3)
Total	$–	$–	$117,300		$632,751

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	6 months base salary.
(3)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Four month transition period from September 1, 2012 through December 31, 2012
The following table quantifies the amounts that we would owe each of our Named Executive Officers upon each of the termination triggers discussed above under "Employment Agreements," assuming a termination date of December 31, 2012:
Christopher M. Starr, Ph.D.
Chief Executive Officer and Director

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$102,500	(3)	$–	$410,000	(2)	$410,000	(2)
Short-Term Incentive	28,000	(4)	–	112,000	(5)	112,000	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		2,067,088	(6)
Total	$130,500		$–	$522,000		$2,589,088

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718. This amount reflects our accounting expense for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Georgia Erbez
Chief Financial Officer, Secretary and Treasurer

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$82,500	(3)	$–	$330,000	(2)	$330,000	(2)
Short-Term Incentive	-	(4)	–	-		-	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		587,948	(6)
Total	$82,500		$–	$330,000		$917,948

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718. This amount reflects our accounting expense for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Kim R. Tsuchimoto
Former Chief Financial Officer, Secretary and Treasurer (Currently VP, Finance)

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$63,866	(3)	$–	$255,465	(2)	$255,465	(2)
Short-Term Incentive	16,250	(4)	–	65,000	(5)	65,000	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		647,282	(6)
Total	$80,116		$–	$320,465		$967,747

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718. This amount reflects our accounting expense for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Julie Anne Smith
EVP, Strategy, Chief Operations Officer

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$87,500	(3)	$–	$350,000	(2)	$350,000	(2)
Short-Term Incentive	-	(4)	–	-	(5)	-	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		587,948	(6)
Total	$87,500		$–	$350,000		$937,948

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Ted Daley
Chief Business Officer

Executive Benefits and Payments Upon Termination	Disability		Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$73,000		$–	$146,000	(2)	$146,000	(2)
Short-Term Incentive	16,250	(4)	–	65,000	(5)	65,000	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock	–		–	–		737,948	(6)
Total	$89,250		$–	$211,000		$948,948

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	6 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Patrice P. Rioux, M.D., Ph.D.
Chief Medical Officer

Executive Benefits and Payments Upon Termination	Disability	Death	Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)
Base Salary	$–	$–	$169,150	(2)	$169,150	(2)
Short-Term Incentive	–	–	–		–
Value of Unvested Equity Awards and Accelerated Vesting Stock	–	–	–		735,002	(3)
Total	$–	$–	$169,150		$904,152

(1)	"CIC" means change in control, as defined in the officer's employment agreement.
(2)	6 months base salary.
(3)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2012:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	7,790,794	5.79	1,947,420
Equity compensation plans not approved by stockholders	–	–	–
Total	7,790,794	5.79	1,947,420

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves, or has served during the last fiscal year, as a member of the Compensation Committee or a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee or our Board of Directors.

Compensation Committee Report
 The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the SEC's rules and regulations with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Proxy Statement.

Compensation Committee,
Suzanne Bruhn, Ph.D., Chair
Raymond W. Anderson
Vijay Samant
Timothy Walbert

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons
Since September 1, 2011, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this proxy statement, and (ii) the transactions described below.
We have entered into indemnity agreements with all of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us or our subsidiaries, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.
Pursuant to the terms of an asset purchase agreement, we and our wholly-owned subsidiary, Raptor Pharmaceuticals Inc., purchased certain assets of Convivia, Inc., which was as of such time wholly-owned by Mr. Daley (currently our Chief Business Officer.). To date, in aggregate, Mr. Daley has received 104,904 shares of our common stock and $70,000 in cash bonuses related to the Convivia asset purchase and may receive additional common stock and cash bonuses based on the continued successful development of our ConviviaTM development program. Mr. Daley was originally hired to develop the ConviviaTM product candidate along with other our clinical-stage programs.
In the ordinary course of business, our officers have loaned money to us by paying expenses for travel and equipment and other costs from their personal funds on our behalf. We have promptly reimbursed the officers for such expenses and costs.

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth, as of May 31, 2013, each beneficial owner (or group of affiliated beneficial owners) of more than five percent (5%) of any class of our voting securities, each of our Named Executive Officers as of the end of the four months ended December 31, 2012, each of our directors and all of our current executive officers and directors as a group.  Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Raptor Pharmaceutical Corp., 5 Hamilton Landing, Suite 160, Novato, CA 94949.  As of May 31, 2013, the Company was not aware of any beneficial owner of greater than 5% of any class of the Company's voting securities.

Name of Beneficial Owner and Address	Number of Shares of Common Stock Beneficially Owned(1)	Number of Shares Beneficially Owned Underlying Convertible Securities (1)(2)	Percentage of Outstanding Shares of Common Stock (3)

Christopher M. Starr, Ph.D. (4)	1,442,719	743,349	2.5%
Julie Anne Smith	39,583	39,583	*
Georgia Erbez	46,983	39,583	*
Ted Daley	389,072	304,166	*
Patrice P. Rioux, M.D, Ph.D.	286,053	252,542	*
Raymond W. Anderson	346,491	346,491	*
Suzanne L. Bruhn, Ph.D.	135,935	135,935	*
Richard L. Franklin, M.D., Ph.D.	261,841	261,841	*
Llew Keltner, M.D., Ph.D.	253,850	253,850	*
Erich Sager	565,130	417,403	*
Vijay B. Samant	135,935	135,935	*
Timothy P. Walbert	135,935	135,935	*
All executive officers and directors as a group (12 persons)	4,039,527	3,066,613	7.1%

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities.  Shares of common stock subject to stock options, warrants and convertible preferred stock that may be acquired within sixty (60) days of May 31, 2013, are counted as outstanding for computing the percentage held by each person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)
The shares reported in this column represent shares of Common underlying stock options, warrants and convertible preferred stock exercisable or convertible, or exercisable or convertible exercisable for shares of our common stock within sixty (60) days of May 31, 2013.

(3)	Based on 56,754,823 shares outstanding as of May 31, 2013.
(4)
Includes 699,370 shares our common stock owned by the Christopher M. and S.L. Starr Trust of which Dr. Starr is a co-trustee and beneficiary and shares voting and investment power, and options to purchase 743,349 shares of our common stock held by Dr. Starr directly.

REPORT OF OUR AUDIT COMMITTEE
The members of our Audit Committee have been appointed by our Board of Directors.  Our Audit Committee is governed by its charter, which has been approved and adopted by our Board of Directors and which is reviewed and reassessed annually by our Audit Committee.
During our fiscal year ended August 31, 2012 and during our four month transition period from September 1 to December 31, 2012, our Audit Committee was comprised of four directors, Mr. Anderson, Dr. Franklin, Dr. Keltner, and Mr. Walbert. .
The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.
Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by us to any governmental body or to the public, (ii) our systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) our auditing, accounting and financial reporting processes.  It is not the responsibility of our Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly our results of operations for the periods presented or that we maintain appropriate internal controls.  Nor is it the duty of our Audit Committee to determine that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is independent.
In this context, our Audit Committee hereby reports as follows:

•
The Audit Committee reviewed and discussed our audited financial statements as of and for our fiscal year ended August 31, 2012 and as of and for our four month transition period from September 1 to December 31, 2012 with management and the independent registered public accounting firm.

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm.

Based upon the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that our audited financial statements for our four month transition period from September 1 to December 31, 2012 be included in our Proxy Statement. Our Audit Committee also has recommended, and the Board of Directors also has approved, subject to stockholder ratification, the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for our year ending December 31, 2013.
2012 Audit Committee

Raymond W. Anderson (Chair)
Rick L. Franklin, M.D., Ph.D.
Llew Keltner, M.D., Ph.D.
Timothy P. Walbert

OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities, or 10% Stockholders, to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC. Directors, executive officers and 10% Stockholders are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to us, we believe that during the fiscal year ended August 31, 2012, our directors, executive officers and 10% Stockholders timely filed all Section 16(a) reports applicable to them, with the exception of one late Form 4 for Mr. Sager and two late Form 4s for Mr. Henk Doude van Troostwijk.  As of September 25, 2012, Mr. Doude van Troostwijk was no longer classified as a Section 16 officer.  We believe that during the four months ended December 31, 2012, our directors, executive officers and 10% Stockholders timely filed all Section 16(a) reports.

Information on Our Website
Information on our website is not part of this proxy statement and you should not rely on that information in deciding whether to approve any of the proposals described in this proxy statement, unless that information is also in this proxy statement.
We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any reports, statements or other information that we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.  Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006.  You may also obtain free copies of the documents that we file with the SEC by going to the Investors and Media section of our website, www.raptorpharma.com.
We will provide without charge to each person solicited upon the written request of any such person, a copy of our annual report to stockholders.  If you would like to request a copy of our annual report to stockholders or copies of the documents that we file with the SEC, please send a request in writing to the following address or call the following telephone number:

Raptor Pharmaceutical Corp. 5 Hamilton Landing, Suite 160 Novato CA 94949 (415) 382-8111 Attention: Corporate Secretary

You should rely only on the information contained in this proxy statement to vote your shares at our annual meeting. We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated May 31, 2013.  You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.
Trademark Notice
Raptor, the Raptor logos and all other Raptor product and service names are registered trademarks or trademarks of Raptor in the United States and in other select countries. "® " and "™" indicate U.S. registration and U.S. trademark, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

Stockholder Proposals
In order for a stockholder to submit a proposal to be considered at our 2014 annual meeting of stockholders (including director nominations):
(i)	the stockholder must have given timely notice thereof in writing to our Corporate Secretary;
(ii)	the business must be a proper matter for stockholder action under the Delaware General Corporation Law;
(iii)         if the stockholder intends to solicit proxies from stockholders with respect to such proposal, such stockholder has delivered a proxy statement and form of proxy to holders of at least the number of shares required under applicable law to approve such proposal and has included copies of such materials with the notice delivered to us; and
(iv)         if the stockholder desires that the proposal be included in the proxy statement to be prepared by us in connection with our annual meeting, the stockholder must not have solicited proxies sufficient to have required it to deliver to us a notice stating that it intends to solicit proxies from stockholders.
The notice delivered by the stockholder must comply with the requirements set forth in our bylaws, as amended, and must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the date of our 2013 annual meeting.  However, if the date of our 2014 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the date of our 2013 annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to the anniversary of the date of our 2013 annual meeting and not later than the close of business on the 90th day prior to the anniversary of the date of our 2013 annual meeting or the 10th day following the day on which public announcement of the date of our 2014 annual meeting is first made. Proposals to be included in next year's proxy statement prepared by us must comply with certain rules and regulations promulgated by the SEC and the procedures set forth in our bylaws, as amended.
Communication with Our Board of Directors
Our Board of Directors has provided a procedure for stockholders or other persons to send written communications to our Board of Directors, committees of our Board of Directors or any of the directors, including complaints to our Audit Committee regarding accounting, internal accounting controls, or auditing matters. Stockholders may send written communications to our Board of Directors, the appropriate committee or any of our directors by certified mail only, c/o Audit Committee Chair, Raptor Pharmaceutical Corp., 5 Hamilton Landing, Suite 160, Novato, California 94949. All such written communications will be compiled by the Chair of the Audit Committee and submitted to our Board of Directors, a committee of our Board of Directors or the individual director(s), as appropriate, within a reasonable period of time. These communications will be retained with our corporate records.
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders.  This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.
A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that it will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in "householding."  If, at any time, you no longer wish to participate in "householding" and would prefer to receive separate proxy materials in the future, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, Raptor Pharmaceutical Corp., 5 Hamilton Landing, Suite 160, Novato, California 94949, or (3) contact our Chief Financial Officer, Georgia Erbez, at (415) 382-8111.  Upon a written or oral request to the address or telephone number above, we will promptly deliver a separate set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Our stockholders who currently receive multiple copies of the proxy materials at their address and would like to request "householding" of their communications should contact their broker.

APPENDIX A

2013 PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP.
2010 STOCK INCENTIVE PLAN
Raptor Pharmaceutical Corp., a Delaware corporation (the "Company"), maintains the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan (the "Plan"), as adopted by the Board of Directors on February 2, 2010, and approved by the Company stockholders on March 9, 2010, and as subsequently amended by the Board of Directors on January 18, 2011 and approved by the Company stockholders on March 22, 2011.  This Amendment No. 2 to the Plan (the "Amendment") will be effective on June 4, 2013, subject to the approval of the Company's stockholders at the 2013 annual meeting of Company stockholders.
The purpose of this Amendment is to increase the number of shares available for issuance under the Plan.
Section 3(a) of the Plan is hereby replaced and restated in its entirety as set forth below:
"(a) Generally.  Subject to Section 9 below, a total of 11,936,383 Shares shall be available for issuance under the Plan, which includes the 400,000 Shares that were available for issuance under the three plans identified in Section 1(d) as of February 1, 2010, all of which may be used for any form of Award under the Plan; provided, however that such aggregate number of Shares available for issuance under the Plan shall be reduced by 1.35 Shares for each Share delivered in settlement of any Restricted Share or RSU.  The Shares deliverable pursuant to Awards shall be authorized but unissued Shares, or Shares that the Company otherwise holds in treasury or in trust."
Section 3(b) of the Plan is hereby replaced and restated in its entirety as set forth below:
"(b) Replenishment; Counting of Shares.  Any Shares reserved for Plan Awards will again be available for future Awards if the Shares for any reason will never be issued to a Participant or Beneficiary pursuant to an Award (for example, due to its settlement in cash rather than in Shares, or the Award's forfeiture, cancellation, expiration, or net settlement in cash without the issuance of Shares (for purposes of clarification, Shares not issued or delivered as a result of a net settlement of an outstanding Award delivered in Shares may not again be made available for issuance under the Plan)).  To the extent that a Restricted Share or RSU is forfeited or expires or such Award is settled for cash (in whole or in part), as applicable, the Shares available under the Plan shall be increased by 1.35 Shares subject to such Restricted Share or RSU that is forfeited, expired or settled in cash, as applicable.  Further, and to the extent permitted under Applicable Law, the maximum number of Shares available for delivery under the Plan shall not be reduced by any Shares issued under the Plan through the settlement, assumption, or substitution of outstanding awards or obligations to grant future awards as a condition of the Company's or an Affiliate's acquiring another entity.  On the other hand, Shares that a Person owns and tenders in payment of all or part of the exercise price of an Award or in satisfaction of applicable Withholding Taxes or Shares purchased on the open market with the cash proceeds from the exercise of Options shall not increase the number of Shares available for future issuance under the Plan."
Section 9(a) of the Plan is hereby replaced and restated in its entirety as set forth below:
"(a) Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, and the manner in which Shares subject to Restricted Shares or RSUs will be counted, as well as the exercise or other price per Share covered by each such outstanding Award to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization, or reclassification of the Shares, merger, consolidation, change in form of organization, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company.  In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration (including cash or securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced.  In any case, such substitution of cash or securities shall not require the consent of any Person who is granted Awards pursuant to the Plan.  Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to, the number or price of Shares subject to any Award."

Section 10 of the Plan is hereby replaced and restated in its entirety as set forth below:
"13.            Modification of Awards and Substitution of Options.  Within the limitations of the Plan, the Committee may modify an Award to accelerate the rate at which an Option may be exercised, to accelerate the vesting of any Award, to extend or renew outstanding Awards, to accept the cancellation of outstanding Awards to the extent not previously exercised, or to make any change that the Plan would permit for a new Award.  However, except in connection with a Change in Control or as approved by the Company's stockholders for any period during which it is subject to the reporting requirements of the Exchange Act, the Committee may not cancel an outstanding Option whose exercise price is greater than Fair Market Value at the time of cancellation for the purpose of reissuing the Option to the Participant at a lower exercise price or granting a replacement award of a different type, or in exchange for cash, or otherwise allowing for a "repricing" within the meaning of applicable federal securities laws.  Notwithstanding the foregoing, no modification of an outstanding Award may materially and adversely affect a Participant's rights thereunder unless either (i) the Participant provides written consent to the modification, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant; provided, however, that no action pursuant to Section 9 shall be considered to materially or adversely affect Participant's rights.
Except as set forth in this Amendment, all other Sections, terms and conditions of the Plan shall remain unchanged and in full force and effect.

RAPTOR PHARMACEUTICAL CORP. 5 HAMILTON LANDING, SUITE 160 NOVATO, CA 94949

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59
P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN  BLUE OR BLACK INK AS FOLLOWS:

THIS    PROXY CARD    IS  VALID   ONLY    WHEN   SIGNED   AND    DATED.
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote
FOR the following:

For     Withhold   For All
All        All            Except         To   withhold authority   to vote for   any individual   nominee(s), mark     "For All Except" and write the number(s) of the nominee(s) on the line   below.
0    0      0          ________________________________________

1.  Election of Directors

Nominees
01 Christopher M. Starr	02 Raymond W. Anderson	03 Suzanne L. Bruhn	04 Richard L. Franklin	05 Llew Keltner
06 Erich Sager	07 Vijay B. Samant	08 Timothy P. Walbert

The Board of Directors recommends you vote FOR proposals 2., 3. and 4.	For	Against	Abstain

2. Advisory vote to approve the compensation of the Company's Named Executive Officers.	0	0	0

3. To ratify the appointment by the audit committee of the Board of Directors of Burr Pilger Mayer, Inc. as Raptor's independent registered public accounting firm for the year ending December 31, 2013.	0	0	0

4. To approve the plan amendment to the Raptor Pharmaceutical Corp. 2010 Stock Incentive Plan.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000181437_1 R1.0.0.51160

0000181437_2 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement, Annual Report is/are available at  www.proxyvote.com .

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RAPTOR PHARMACEUTICAL CORP.
Annual Meeting of Stockholders
July 23, 2013
This proxy is solicited by the Board of Directors

IN  THEIR  DISCRETION, CHRISTOPHER M. STARR, PH.D. AND GEORGIA  ERBEZ (THE  "PROXIES"),  OR  ANY  OF  THEM, ARE  AUTHORIZED  AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, "FOR" THE RATIFICATION OF THE APPOINTMENT OF RAPTOR'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND "FOR" THE PLAN AMENDMENT TO THE RAPTOR PHARMACEUTICAL CORP. 2010 STOCK INCENTIVE PLAN, IN ACCORDANCE WITH THE JUDGEMENT OF YOUR PROXIES.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE YOUR VOTING SELECTION AND SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE !

Continued and to be signed on reverse side